                                                                    EXHIBIT 10.1

                             OFFICE BUILDING LEASE
                             One Twelfth @ Twelfth
                             Bellevue, Washington
                         Basic Lease Information Sheet

1.   Date of Lease            June 6, 2000

2.   Tenant:                  ONYX SOFTWARE CORPORATION

3.   Tenant's Address         Onyx Software Corporation
     Prior to Occupancy:      3180 139/th/ Avenue S.E., Suite 500
                              Bellevue, WA 98005-4901
                              Attn:  General Counsel
                              With a copy to:
                              Alston, Courtnage & Bassetti LLP
                              1000 Second Avenue, Suite 3900
                              Seattle, WA 98104-1045
                              Attn:  Andrew B. Bassetti

4.   Tenant's Address         Onyx Software Corporation
     After Occupancy          1120 112/th/ Avenue, NE
                              Bellevue, WA 98004
                              Attn:  General Counsel
                              With a copy to:
                              Alston, Courtnage & Bassetti LLP
                              1000 Second Avenue, Suite 3900
                              Seattle, WA 98104-1045
                              Attn:  Andrew B. Bassetti

5.   Landlord:                Bellevue Hines Development, L.L.C.

6.   Landlord's Address:      c/o Hines Interests Limited Partnership
                              10900 NE 4/th/ St., Suite 920
                              Bellevue, WA 98004

7.   Premises:                Subject to Section 1.1(b) below, all or a portion
                                         -------------
                              of Floor 1 and all of Floors 2 and 3 in the East
                              Building located at 1120 112/th/ Avenue, N.E.,
                              Bellevue, Washington; and all of Floors 1, 2, and
                              3 in the South Building located at 1100 112/th/
                              Avenue, N.E., Bellevue, Washington

8.   Net Rentable             Net Rentable Area of Premises: One Hundred
     Area/Tenant's            Seventy-eight Thousand Two Hundred and
     Proportionate Share:     Thirty-nine (178,239) square feet

                              Useable Area of Premises: One Hundred Sixty-six Thousand One Hundred Fifty-two (166,152) square feet

                              Tenant's Proportionate Share of East Building:
                              Fifty-four and 18/100 percent (54.18%)

                              Tenant's Proportionate Share of South Building:
                              Fifty-four and 14/100 percent (54.14%)

                              Tenant's Proportionate Share of Project: Thirty-nine and 06/100 (39.06%)

9.   Scheduled Commencement   March 1, 2001 (East Building) April 1, 2001 (South
     Date:                    Building)

10.  Term:                    Initial Term:  Ten (10) Years and Zero (0) Months
                              ------------
                              Extension Terms: Two (2) consecutive terms of Five
                              ---------------
                              (5) Years and Zero (0) Months each

11.  Base Rent:               Period               Rent Per Square Foot of Net
                              ------------------------------------------------
                                                   Rentable Area (net of
                                                   ---------------------
                                                   Operating Costs)
                                                   ----------------
                              Lease Year 1         Twenty-six and 00/100 Dollars
                                                   ($26.00)

                              Lease Year 2         Twenty-seven and 00/100
                                                   Dollars ($27.00)

                              Lease Year 3         Twenty-eight and 00/100
                                                   Dollars ($28.00)

                              Lease Year 4         Twenty-nine and 00/100
                                                   Dollars ($29.00)

                              Lease Year 5         Thirty and 00/100 Dollars
                                                   ($30.00)

                              Lease Year 6         Thirty-one and 00/100 Dollars
                                                   ($31.00)

                              Lease Year 7         Thirty-two and 00/100 Dollars
                                                   ($32.00)

                              Lease Year 8         Thirty-three and 00/100
                                                   Dollars

                              Lease Year 9         Thirty-four and 00/100
                                                   Dollars ($34.00)

                              Lease Year 10        Thirty-five and 00/100
                                                   Dollars ($35.00)

                              Extension Term(s)    See Section 2.6(b) below
                                                       -------------

12.  Security Deposit:        Twenty-five and 00/100 Dollars ($25.00) per square
                              foot of Net Rentable Area, subject to adjustment
                              pursuant to Section 3.2 below
                                          -----------

13.  Parking:                 Three and one-fourth (3.25) parking passes per one
                              thousand (1,000) square feet of Useable Area in the Premises

14.  Plan Delivery Date:      September 11, 2000

15.  Cash Allowance:          Thirty Dollars ($30.00) per square foot of Useable
                              Area in the Premises, to be allocated as provided
                              in Exhibit C
                                 ---------

16.  Broker(s):               Landlord's broker: Broderick Group
                              Tenant's broker: Broderick Group

AK         / 6/16/00                                   IDO        / 6/16/00
----------- -----------                                ----------- ------------
Tenant's Initials/Date                                 Landlord's Initials/Date

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
  ARTICLE 1     Premises.......................................................   1

       1.1      Premises.......................................................   1

       1.2      Landlord's Reserved Rights.....................................   2

       1.3      Common Areas...................................................   3

       1.4      Calculation of Net Rentable Area; Useable Area.................   3

       1.5      Area Measurements..............................................   4

  ARTICLE 2     Term, Use of Premises and Base Rent............................   4

       2.1      Initial Term and Extension Term................................   4

       2.2      Delay in Delivery..............................................   5

       2.3      Confirmation...................................................   6

       2.4      Use............................................................   6

       2.5      Payments by Tenant.............................................   6

       2.6      Base Rent......................................................   6

       2.7      Partial Months.................................................   9

  ARTICLE 3     Security Deposit...............................................   9

       3.1      Security Deposit...............................................   9

       3.2      Changes in Security Deposit Amount.............................  10

       3.3      Use of Security Deposit........................................  10

  ARTICLE 4     Payment of Operating Costs.....................................  11

       4.1      Net Lease......................................................  11

       4.2      Estimated Payments.............................................  11

       4.3      Tenant's Proportionate Share...................................  11

       4.4      Operating Costs................................................  11

       4.5      Adjustment for Occupancy.......................................  15

       4.6      Computation of Operating Costs Adjustment......................  15

       4.7      Adjustment for Variation Between Estimated and Actual..........  15

       4.8      Tenant's Audit Right...........................................  15

  ARTICLE 5     Landlord's Covenants...........................................  17

       5.1      Basic Services.................................................  17

       5.2      Hours of Operation.............................................  18

       5.3      Interruption...................................................  18

       5.4      Extra Services.................................................  19

       5.5      Window Coverings...............................................  19

       5.6      Graphics and Signage...........................................  19

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                              TABLE OF CONTENTS

                                 (continued)

                                                                                 Page
       5.7      Tenant Extra Improvements......................................  20

       5.8      Peaceful Enjoyment.............................................  21

  ARTICLE 6     Tenant's Covenants.............................................  21

       6.1      Compliance With Exhibit C......................................  21

       6.2      Construction of Tenant Improvements............................  21

       6.3      Telecommunications.............................................  21

       6.4      Taxes on Personal Property and Tenant Extra Improvements.......  22

       6.5      Repairs by Tenant..............................................  22

       6.6      Waste..........................................................  22

       6.7      Alterations, Additions, Improvements...........................  22

       6.8      Liens..........................................................  23

       6.9      Compliance With Laws and Insurance Standards...................  23

      6.10      Entry for Repairs, Inspection, Posting Notices, Etc............  24

      6.11      No Nuisance....................................................  24

      6.12      Rules and Regulations..........................................  24

      6.13      Surrender of Premises On Termination...........................  25

      6.14      Corporate Authority............................................  26

      6.15      Utilities......................................................  26

  ARTICLE 7     Hazardous Materials............................................  26

       7.1      Prohibition and Indemnity With Respect to Hazardous Materials..  26

       7.2      Definitions....................................................  26

  ARTICLE 8     Assignment or Sublease.........................................  27

       8.1      Transfers......................................................  27

       8.2      Landlord's Options.............................................  28

       8.3      Minimum Rental; Division of Excess Rent........................  29

       8.4      Tenant Not Released............................................  29

       8.5      Written Agreement..............................................  29

       8.6      No Transfer Period.............................................  29

       8.7      Conditions.....................................................  29

       8.8      Expenses.......................................................  29

       8.9      No Restriction on Landlord.....................................  30

      8.10      No Leasehold Financing.........................................  30

                              TABLE OF CONTENTS

                                 (continued)

                                                                                 Page

  ARTICLE 9     Condition and Operation of the Project.........................  30

       9.1      No Warranty....................................................  30

       9.2      Project Alterations............................................  30

 ARTICLE 10     Lender Rights..................................................  30

      10.1      Subordination..................................................  30

      10.2      Attornment.....................................................  31

      10.3      REAs...........................................................  31

      10.4      Estoppel Certificate...........................................  31

 ARTICLE 11     Insurance......................................................  31

      11.1      Landlord's Casualty Insurance..................................  31

      11.2      Liability Insurance............................................  32

      11.3      Tenant's Additional Insurance..................................  32

      11.4      Indemnity and Exoneration......................................  33

      11.5      Indemnity for Liens............................................  33

      11.6      Waiver of Subrogation Rights...................................  33

      11.7      Rental Abatement Insurance.....................................  34

 ARTICLE 12     Casualty and Eminent Domain....................................  34

      12.1      Damage and Destruction.........................................  34

      12.2      Condemnation...................................................  35

 ARTICLE 13     Default........................................................  36

      13.1      Events of Default..............................................  36

      13.2      Remedies Upon Default..........................................  37

      13.3      Damages Upon Termination.......................................  37

      13.4      Computation of Rent for Purposes of Default....................  38

      13.5      Late Charge....................................................  38

      13.6      Remedies Cumulative............................................  38

      13.7      Tenant's Remedies..............................................  38

 ARTICLE 14     Miscellaneous..................................................  39

      14.1      No Waiver......................................................  39

      14.2      Holding Over...................................................  40

      14.3      Attorneys' Fees................................................  40

      14.4      Amendments.....................................................  40

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                              TABLE OF CONTENTS

                                 (continued)

                                                                                 Page

      14.5      Transfers by Landlord..........................................  40

      14.6      Severability...................................................  40

      14.7      Notices........................................................  41

      14.8      Intentionally Omitted..........................................  41

      14.9      No Option......................................................  41

     14.10      Integration and Interpretation.................................  41

     14.11      Quitclaim......................................................  42

     14.12      No Easement for Light, Air and View............................  42

     14.13      No Merger......................................................  42

     14.14      Memorandum of Lease............................................  42

     14.15      Survival.......................................................  42

     14.16      Financial Statements...........................................  42

     14.17      No Joint Venture...............................................  42

     14.18      Successors and Assigns.........................................  42

     14.19      Applicable Law.................................................  42

     14.20      Time of the Essence............................................  43

     14.21      Interpretation.................................................  43

     14.22      Parking........................................................  43

     14.23      Antenna........................................................  44

     14.24      Special Project Development Features...........................  45

     14.25      Brokers........................................................  45

     14.26      Phased Development.............................................  45

     14.27      Generator......................................................  45

     14.28      Sales Tax Deferral.............................................  47

     14.29      Abandonment of Premises........................................  48

     14.30      Arbitration of Measurement Disputes............................  48

                              TABLE OF CONTENTS

                                 (continued)

                                                                           Page
Attachments:
-----------

Exhibit A-1     Site Plan of the Premises
Exhibit A-2     Site Plan of the Project
Exhibit A-3     Location of Cafe
Exhibit B       Legal Description of the Project
Exhibit C       Initial Improvement of the Premises
Schedule C-1    Base Building Improvements
Schedule C-2    Definition of Building Standard Improvements
Exhibit D       Rules and Regulations
Exhibit E       Lease Commencement Certificate
Exhibit F       Form of Subordination Nondisturbance and Attornment Agreement
Exhibit G       Form of Estoppel Certificate
Exhibit H       Form of Letter of Credit
Exhibit I       Location of Generators

                           SCHEDULE OF DEFINED TERMS


                                                Section No.                                                    Page No.
                                                -----------                                                    --------
Adjustment Date .............................   2.6(b)(iii)..................................................    8
Affected Space ..............................   8.2(b).......................................................   30
Alterations .................................   6.7..........................................................   23
Amortization ................................   4.4(k).......................................................   13
Antenna .....................................   14.23........................................................   46
Availability Notice  ........................   1.1(c).......................................................    2
Basic Services ..............................   5.1..........................................................   17
Building Components .........................   1.2..........................................................    2
Building ....................................   1.1(a).......................................................    1
Building Standard Improvements ..............   5.7..........................................................   21
Buildings ...................................   1.1(a).......................................................    1
Business Days ...............................   5.2..........................................................   18
Cafe ........................................   1.1(b).......................................................    1
Claims ......................................   7.1..........................................................   27
Common Areas ................................   1.3..........................................................    3
Conference Center ...........................   14.24........................................................   47
Control .....................................   8.1(b).......................................................   29
Cost Statement ..............................   4.6..........................................................   15
Design Manual ...............................   5.1(a).......................................................   17
Estimated Operating Costs ...................   4.2..........................................................   11
Event of Default ............................   13.1.........................................................   37
Exercise Room ...............................   14.24........................................................   47
Expiration Date .............................   2.1(a).......................................................    4
Extension Options ...........................   2.1(b).......................................................    5
Extension Term Adjustment Date ..............   2.6(b)(i)....................................................    7
Extension Term ..............................   2.1(b).......................................................    5
Extra Services ..............................   5.4..........................................................   19
Fair Market Rent ............................   2.6(b)(iii)..................................................    7
Final Finding ...............................   4.8..........................................................   17
Force Majeure ...............................   14.20........................................................   44
Garage ......................................   14.22(a).....................................................   45
Generators ..................................   14.27........................................................   47
Guarantor ...................................   13.1(d)......................................................   38
Hazardous Material ..........................   7.2(a).......................................................   27
Hazardous Materials Claims ..................   7.2(b).......................................................   28
Hazardous Materials Laws ....................   7.2(c).......................................................   28
Initial Premises ............................   1.1(a).......................................................    1
Initial Term ................................   2.1(a).......................................................    4
Landlord Introduction........................   .............................................................    1
Landlord Parties ............................   6.5..........................................................   23
Late Delivery Payment .......................   2.2(a).......................................................    5
Laws ........................................   6.9(a).......................................................   24
Lease Introduction...........................   .............................................................    1
Lease Year ..................................   2.1(a).......................................................    4
Letter of Credit ............................   3.1..........................................................    9
Lower Tenant Sign ...........................   5.6(b).......................................................   20
Major Vertical Penetrations .................   1.2..........................................................    3

Market Area .................................   2.6(b)(iii)..................................................    7
Measurement Standards .......................   1.5..........................................................    4
Net Rentable Area ...........................   1.4..........................................................    3
Normal Office Hours .........................   5.2..........................................................   18
Offer Space Adjustment Date .................   2.6(b)(ii)...................................................    7
Offer Space .................................   1.1(c).......................................................    1
Operating Costs Adjustment ..................   4.6..........................................................   15
Operating Costs .............................   4.4..........................................................   12
Parking Passes ..............................   14.22(a).....................................................   45
Permitted Hazardous Materials ...............   7.2(d).......................................................   28
Permitted Transferee ........................   8.1(b).......................................................   29
Permitted Use ...............................   2.4..........................................................    6
Prime Rate ..................................   13.3.........................................................   39
Project .....................................   1.1(a).......................................................    1
Provider ....................................   6.3..........................................................   22
Qualified Auditor ...........................   4.8..........................................................   16
Real Property ...............................   1.1(a).......................................................    1
Real Property Taxes .........................   4.4(j).......................................................   13
REAs ........................................   10.3.........................................................   32
Rent Commencement Date ......................   2.6(a).......................................................    7
Rent ........................................   2.5..........................................................    6
Sales Tax Deferral Program ..................   14.28(a).....................................................   49
Security Deposit ............................   3.1..........................................................   10
Senior Instruments ..........................   10.1.........................................................   32
Senior Parties ..............................   10.1.........................................................   32
SNDA ........................................   10.1.........................................................   32
State .......................................   14.28(a).....................................................   49
Successor ...................................   10.2.........................................................   32
Tax Credit ..................................   14.28(b).....................................................   49
Tax Rent Credit .............................   14.28(b).....................................................   49
Tenant Extra Improvements ...................   5.7..........................................................   21
Tenant Introduction..........................   .............................................................    1
Tenant Parties ..............................   6.5..........................................................   23
Tenant Sign .................................   5.6(b).......................................................   20
Tenant's Personal Property ..................   11.1.........................................................   33
Tenant's Proportionate Share ................   4.3..........................................................   11
Term Commencement Date ......................   2.1(a).......................................................    4
Term ........................................   2.1(a).......................................................    4
Total Affected Space ........................   8.2(b).......................................................   30
Transfer ....................................   8.1(a).......................................................   28
Transferee ..................................   8.1(a).......................................................   28
UPS .........................................   14.27........................................................   47
Useable Area ................................   1.4(c).......................................................    4

                             OFFICE BUILDING LEASE

         This Office Building Lease (the "Lease") is made and entered into as of the date specified in Item 1 of the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between BELLEVUE HINES DEVELOPMENT, L.L.C., a Delaware limited liability company ("Landlord"), and ONYX SOFTWARE CORPORATION, a Washington corporation ("Tenant").

         Now, therefore, in consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:

                                   ARTICLE 1
                                    Premises
                                    --------

         1.1      Premises.

                  (a) Initial Premises. Subject to the terms, covenants and conditions set forth herein, Landlord leases to Tenant and Tenant leases from Landlord those certain premises identified as the Initial Premises in the Basic Lease Information Sheet as Item 7, which are schematically depicted on the floor
                           ------
plans attached hereto as Exhibit A-1 (the "Premises"). Subject to Sections
                         -----------                              --------
1.1(b) and (c) and 1.4(d) below, the Premises are deemed to contain the Net
--------------     ------
Rentable Area and the Useable Area set forth in the Basic Lease Information Sheet. The Premises are located in the East building and in the South Building located on the real property situated in the City of Bellevue, County of King, State of Washington, legally described on Exhibit B (as such real property may
                                          ---------
be added to or reduced by Landlord from time to time, the "Real Property"). The term "Building" shall mean the each building within which the Premises are located and the term "Buildings" shall mean all buildings located on the Real Property. The term "Project" shall mean the Real Property and all improvements located thereon or used in connection therewith from time to time, including without limitation, the Buildings, the Common Areas (as defined in Section 1.3
                                                                   -----------
below) and any other present or future improvements included within the office development now known as One Twelfth @ Twelfth in Bellevue, Washington, the general outlines of which are shown on the Project site plan attached hereto as Exhibit A-2.
-----------

                  (b) Cafe Space. Landlord intends to lease a portion of the first floor of the East Building to a food service operation (the "Cafe") but the size of the Cafe has not been finally established. Tenant acknowledges that the square footages for the Premises set forth in the Basic Lease Information Sheet do not include any deduction for the square feet of Net Rentable Area for the Cafe but that the Cafe may be located in a maximum of Two Thousand Four Hundred (2,400) square feet and that the balance of the first floor of the East Building shall be included in the Premises. The Cafe shall be located on the first floor of the East Building in the approximate location depicted on Exhibit
                                                                         -------
A-3 attached hereto. When the size of the Cafe has been established by Landlord,
---
the parties shall enter into an amendment to this Lease confirming the actual square footage of the Premises and the floor plan for the portion thereof located on the first floor of the East Building.

                  (c) Right of First Offer. Subject to the terms and conditions of this Section 1.1(c), Tenant shall have a limited right of first offer to
        --------------
include within the Premises any space which becomes available in the South Building or the East Building (the "Offer Space"). Tenant may not exercise its right to lease any Offer Space during any time during which (1) an Event of Default is outstanding under this Lease or Tenant has received written notice of default under Section 13.1 and not cured such default, or (2) Tenant has
              ------------
subleased or permitted other parties (other than Permitted Transferees) to occupy more than thirty-three percent (33%) of the Premises during the first three (3) years of the Term or more than twenty percent (20%) of the Premises thereafter. For purposes of this Section 1.1(c), the phrase "any space which
                                 --------------
becomes available" shall mean any space in the South Building or the East Building which is vacant at the time of the Availability Notice, or is scheduled to be vacated within six (6) months of the Availability Notice. Tenant acknowledges that the Offer Space has been leased to other parties and

Tenant's right to lease the Offer Space is subject to all of the terms and conditions of the lease with such tenants.

         Landlord shall not offer to lease nor lease any Offer Space to a party other than Tenant without first providing Tenant with written notice ("Availability Notice") that the Offer Space is available to lease or will be available to lease within the next six (6) months after the Availability Notice. Tenant shall have five (5) Business Days after receipt of an Availability Notice within which to notify Landlord in writing of Tenant's intent to lease all or a portion (subject to the qualifications set forth in the following sentence) of the Offer Space identified in such notice. Tenant may elect to include in the Premises all of the Offer Space identified in such Availability Notice or any whole floor increment of the Offer Space identified in such Availability Notice (starting with the floor located immediately above the Premises). If Tenant does not exercise its option with respect to the Offer Space described in an Availability Notice then Landlord may lease all or any portion of the space identified therein to a third party on any terms that Landlord may deem acceptable; provided, however, if such Offer Space has not been leased to a
            --------  -------
third party within six (6) months following the date of the Availability Notice, then Landlord shall provide a second and final Availability Notice to Tenant prior to again offering to lease such Offer Space to a party other than Tenant and Tenant shall have five (5) Business Days after receipt thereof within which to notify Landlord of its election to lease such Offer Space on the terms provided above.

         Any Offer Space leased by Tenant under this Section 1.1(c) shall be
                                                     --------------
leased under all of the terms and conditions of this Lease except that (i) Base Rent for the Offer Space shall be equal to the Fair Market Rent determined pursuant to Section 2.6(b) below, (ii) Landlord shall deliver the space to
            --------------
Tenant as previously improved but Landlord shall have no obligation to install any Tenant Improvements in the space or to contribute any money towards any alteration or improvement thereof, (iii) Rent shall commence on the Offer Space on the day on which Landlord delivers the Offer Space to Tenant in a clean and vacant condition, and (iv) the term of the Lease with respect to the Offer Space shall be equal to the greater of (A) five (5) years, or (B) the balance of the term for the Premises initially leased hereunder plus two (2) years. Except as provided above, the Offer Space leased by Tenant under this Section 1.1(c) shall
                                                            --------------
become part of the Premises and be governed by the terms of this Lease and shall have the same renewal options and services.

         If Tenant exercises any option to include Offer Space in the Premises, Tenant's Proportionate Share shall be adjusted and upon Landlord's request, Tenant shall execute an amendment to this Lease or other written confirmation documenting the new Net Rentable Area and Useable Area in the Premises, Tenant's Proportionate Share of the Building and the Project, the termination date for such Offer Space and the applicable Base Rent for such space.

         1.2 Landlord's Reserved Rights. In addition to all other rights reserved by Landlord under this Lease, Landlord reserves from the leasehold estate hereunder, and the Premises shall not include, (a) the exterior surfaces of the walls and windows bounding the Premises, and (b) all space located within the Premises for Major Vertical Penetrations (as defined below), conduits, electric and all other utilities, heating ventilation and air-conditioning and fire protection and life safety systems, sinks or other Building or Project facilities that do not constitute Tenant Improvements (collectively, "Building Components"). Landlord shall have the use of the Building Components and upon reasonable advance notice to Tenant (except in the case of an emergency or for regularly scheduled events such as janitorial service) access through the Premises for operation, maintenance, repair or replacement thereof. Landlord shall have the right from time to time, to install, remove or relocate any of the Building Components within the Premises to locations that do not permanently and materially reduce the square footage of the Premises or materially impair Tenant's use of the Premises. As used herein, the term "Major Vertical Penetrations" shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

     1.3 Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Project, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas, subject to such reasonable rules and regulations of general application as Landlord may from time to time impose. Landlord may at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Project, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable so long as such other acts do not materially interfere with Tenant's use of the Premises. Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. "Common Areas" shall mean with respect to any Building, any of the following or similar items to the extent they are included in such Building, (a) the total square footage of areas of the Building devoted to non-exclusive uses such as ground floor lobbies and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations; and (b) all parking garage vestibules, restrooms (including locker rooms and shower facilities located in the garage), loading docks, exercise and conference facilities available for use by Project tenants (if any), walkways, roadways, sidewalks, surface parking areas, parkways, driveways, trash areas, mechanical areas, landscaped areas, courtyards or other similar facilities maintained for the benefit of Project tenants and invitees.

     1.4 Calculation of Net Rentable Area; Useable Area. Tenant acknowledges that the term "Net Rentable Area" as used in this Lease shall mean the area or areas of space within the Project determined by Landlord in accordance with a modified BOMA standard as described below.

             (a) Net Rentable Area on a single tenancy floor shall be determined by measuring from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas and shall include all areas within the envelope created by extending the dominant plane of the outside walls of the Building, excluding Major Vertical Penetrations, plus Tenant's pro rata share of Common Areas. Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations.

             (b) Net Rentable Area for a multi-tenant floor shall include all space within the demising walls (measured from the mid-point of the demising walls and, in the case of exterior walls, measured as defined in (a) above), plus Tenant's pro rata share of Common Areas. Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations. The Net Rentable Area in the Premises has been calculated on the basis of the foregoing methodology and is stipulated for purposes hereof to be the amount stated in the Basic Lease Information Sheet as Item 8.
                                                          ------

             (c) Tenant acknowledges that the term "Useable Area" means the Net Rentable Area less the Common Areas included in the calculation thereof.

             (d) The Net Rentable Area in the Premises and the Project has been calculated on the basis of the foregoing methodology based on the Building Plans (as defined in Exhibit C) and is stipulated
                     ---------
for purposes hereof to be the amount stated in the Basic Lease Information Sheet as Item 8, subject to verification pursuant to this Section 1.4(d) and to
   ------                                           --------------
adjustment to reflect changes in Net Rentable Area or Useable Area over time and as permitted by this Lease.

          1.5 Area Measurements. Within thirty (30) days after taking possession of the last floor of the Premises, either Tenant or Landlord may, at its sole cost, hire Landlord's architect to physically measure the as-built Premises for consistency with the standards set forth in Section 1.4 (the
                                                         -----------
"Measurement Standards"). If either party chooses to exercise this right to measure, it shall deliver to the other party full documentation of the results of such measurement, and the other party shall have the right to confirm or contest the accuracy of such measurement. If and only if the measurement shows a variance from the figures set forth in the Basic Lease Information Sheet as Item
                                                                            ----
8, the size of the Premises shall be adjusted accordingly. To be valid, the
-
measurement must be completed in accordance with the Measurement Standards. If either party contests the accuracy of the physical measurements based on the Measurement Standards, Landlord and Tenant shall meet with Landlord's architect to resolve the disagreement. If the parties cannot resolve the dispute within thirty (30) days of receipt of the measurement, it shall be resolved through arbitration in accordance with Section 14.30 below. Tenant's failure to request
                               -------------
measurement within the time allowed under this Section 1.5 shall be deemed a
                                               -----------
waiver of such right and the figures set forth in Item 8 shall be conclusively
                                                  ------
deemed to be correct; provided, however, that such figures shall be subject to
                      --------  -------
adjustment to reflect changes in Net Rentable Area or Useable Area over time and as permitted by this Lease.

                                   ARTICLE 2
                      Term, Use of Premises and Base Rent
                      -----------------------------------

          2.1       Initial Term and Extension Term.

                    (a) Initial Term. Except as otherwise provided herein, the term "Term Commencement Date" shall mean the later of (i) the Rent Commencement Date for the final floor of the Premises pursuant to Section 2.6(a) below, or
                                                     --------------
(ii) the Scheduled Commencement Date, as stated in the Basic Lease Information Sheet as Item 9. If Tenant commences business on all floors of the Premises
         ------
prior to the Scheduled Commencement Date, the date such business begins shall be the Term Commencement Date. The "Initial Term" of this Lease shall mean the number of years and/or months set forth as the "Initial Term" in the Basic Lease Information Sheet as Item 10, commencing on the first day of the calendar month
                     -------
following the Term Commencement Date (or on the Term Commencement Date if it is the first day of a calendar month) through and including the Expiration Date. "Expiration Date" shall mean the last day of the Term or such earlier date upon which this Lease is terminated pursuant to the terms hereof. The "Term" of this Lease shall mean the Initial Term and the Extension Term(s) (as defined in
Section 2.1(b)), if any. For all purposes hereunder, the term "Lease Year" shall
---------------
mean a twelve (12) month period starting on the Term Commencement Date or any anniversary thereof, the first Lease Year shall begin on the Term Commencement Date and the final Lease Year may contain more than twelve (12) months. The Scheduled Commencement Date (as set forth in the Basic Lease Information Sheet as Item 9) represents merely the parties' estimate of the Term Commencement Date
   ------
and is the date before which Tenant is not obligated to accept possession of the Premises. If the Premises are Substantially Complete prior to the Scheduled Commencement Date, Tenant shall have the option to take occupancy of the Premises and the Term Commencement Date shall be the date Tenant commences business therein. Landlord shall provide Tenant as much notice as circumstances reasonably allow of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work. The covenants and conditions of this Lease shall be effective as of the mutual execution of this Lease notwithstanding the Term Commencement Date set forth herein.

                    (b) Extension Terms. Provided that (a) no Event of Default has occurred and not been cured prior to such time, and (b) Tenant is not in default of this Lease at the time of exercise or at any time thereafter prior to the scheduled Expiration Date, Tenant shall have two (2) consecutive options to extend the Term of this Lease (the "Extension Options") for the number of years and/or months set forth as the "Extension Terms" in the Basic Lease Information Sheet as Item 10,
                                                                       -------
commencing on the day after the expiration of the Initial Term or the first Extension Term, as applicable, and continuing through the Expiration Date, subject to all of the terms and conditions of this Lease, except that (i) Base Rent shall be adjusted as provided in Section 2.6(b), (ii) Landlord shall have
                                      --------------
no obligation to alter the Premises for the Extension Terms, and (iii) Tenant shall not have any additional rights to extend the Term, except to the extent an Extension Option remains to be exercised hereunder. Tenant shall provide Landlord with irrevocable written notice of Tenant's intent to exercise each Extension Option no later than fifteen (15) months prior to the expiration of the Initial Term or the first Extension Term, as applicable. If Tenant does not deliver a notice of exercise by the appropriate date then the Extension Option(s) shall immediately terminate and be of no further force or effect and this Lease shall terminate on the scheduled Expiration Date. If Tenant does not exercise the first Extension Option then the second Extension Option shall terminate and be of no further force or effect. Tenant's Extension Options shall extend to any Permitted Transferee under Section 8.1(b) of this Lease, but may
                                         --------------
not be exercised by any other Transferee without Landlord's prior written consent.

     2.2 Delay in Delivery. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises in the condition required under this Lease to Tenant on the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay (as defined in Exhibit C) and by any delay attributable
                                      ---------
to Force Majeure (as defined in Section 14.20 below)), this Lease shall not be
                                -------------
void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as stated in this Section 2.2. Tenant understands
                                              -----------
and agrees that the Term Commencement Date may be delayed beyond the Scheduled Commencement Date.

               (a) Late Delivery Payment. Notwithstanding the foregoing, if Landlord does not deliver possession of (i) three (3) full floors of the Premises to Tenant within ninety (90) days after the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay and by any delay attributable to Force Majeure), and (ii) the remaining three (3) floors of the Premises to Tenant within one hundred twenty (120) days after the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay and by any delay attributable to Force Majeure), then Landlord shall pay to Tenant the sum of Forty-Five Thousand Dollars ($45,000) per month until Landlord delivers possession of the entire Premises in the condition required under this Lease, up to a maximum payment of Two Hundred Seventy Thousand Dollars ($270,000) (the "Late Delivery Payment") as liquidated damages but not as a penalty. The Late Delivery Payment shall be prorated for any partial month (based on the actual days in that month) and applied as a credit against the first installments of Rent falling due hereunder or shall be paid on any termination of this Lease pursuant to Section 2.2(b) below. Tenant acknowledges
                                      --------------
that actual damages may be difficult to ascertain and that this provision does not constitute a penalty. The parties acknowledge that the Late Delivery Payment has been specifically negotiated between Landlord and Tenant and that the amount of such payment represents a reasonable estimation of the damages that Tenant would suffer in the event Landlord fails to deliver possession of the Premises in a timely manner. Except as provided in this Section or in Section 2.2(b)
                                                             --------------
below, Tenant waives any other rights or remedies available to it at law or equity for such late delivery.

                    (b) Termination for Delayed Delivery. If Landlord does not deliver possession of the Premises to Tenant (i) within one hundred eighty (180) days (plus any additional period of delay attributable to Force Majeure or Tenant Delay) after the Scheduled Commencement Date, or (ii) within two hundred seventy (270) days (plus any additional period of delay attributable to casualty or condemnation proceedings, Force Majeure or Tenant Delay; provided, however,
                                                            --------  -------
that such period may be extended for Force Majeure for a maximum of one hundred eighty (180) days after the Scheduled Commencement Date), then in either such event, Landlord or Tenant may terminate this Lease by delivery of written notice to the other party but in no event shall Landlord be liable to Tenant for any loss or damage resulting from such delay except for the Late Delivery Payment. Tenant must provide an irrevocable written termination notice to Landlord within thirty (30) days after the expiration of either such period or shall be deemed to have waived its right to terminate this Lease. If Tenant notifies the

Landlord that it wishes to terminate the Lease pursuant to this provision and Landlord delivers possession of the Initial Premises to Tenant within thirty
(30) days after receipt of such notice from Tenant, then the notice of termination shall be void and this Lease shall remain in full force and effect. If this Lease is terminated pursuant to this provision then this Lease shall terminate as of the effective date of such notice and thereafter neither party shall be liable to the other for any loss or damage resulting from such delay, except for Landlord's obligation to pay the Late Delivery Payment.

     2.3 Confirmation. When the actual Term Commencement Date is determined, Tenant shall, within fifteen (15) days after receipt thereof, execute and return to Landlord a Lease Commencement Certificate in the form of Exhibit E attached hereto, or any similar form reasonably requested by Landlord,
---------
confirming the information thereon. Failure within such time to execute and return or to object in writing to the Lease Commencement Certificate shall be conclusively deemed to be an acknowledgement that Tenant agrees to the terms shown thereon and Tenant shall be deemed to have confirmed that the certificate is correct as presented.

     2.4       Use. Subject to the restrictions set forth in Section 7.1, Tenant
                                                             -----------
shall use the Premises solely for executive, professional, corporate or administrative offices and research and development activities in the software industry (the "Permitted Use") and for no other use or purpose. Notwithstanding the foregoing, for the purpose of limiting the type of use permitted by Tenant, or any party claiming through Tenant, but without limiting Landlord's right to lease any portion of the Project to a tenant of Landlord's choice, the Permitted Use shall not include: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (d) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (e) retail or restaurant uses; (f) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (g) product display or demonstration facilities; (h) offices at which deposits or bills are regularly paid in person by customers; or
(i) personnel agencies, except offices of executive search firms.

     2.5 Payments by Tenant. As used herein, the term "Rent" shall include Base Rent, Operating Costs (as defined in Article 4 below) and all other sums
                                          ---------
payable by Tenant to Landlord. Tenant shall pay Rent at the times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided in Section 13.2.
                                            ------------

     2.6       Base Rent.

               (a) Payment of Base Rent. Tenant's obligation to pay Rent and its other obligations under this Lease with respect to occupancy shall commence upon the Rent Commencement Date for each floor of the Premises (except as expressly otherwise provided herein with respect to obligations arising earlier). The "Rent Commencement Date" shall mean with respect to each floor of the Premises, the date of Substantial Completion (as defined in Exhibit C) of
                                                                ---------
the Tenant Improvements and the Base Building Improvements on such floor; provided, however, that if Substantial Completion occurs prior to March 1, 2001,
--------  -------
or during the period from March 15, 2001 through March 31, 2001, the Rent Commencement Date shall be the earlier of April 1, 2001, or the date on which Tenant takes possession of such floor; provided, further, that access under
                                       --------  -------
Exhibit C, Paragraph 10 prior to Substantial Completion shall not trigger the
---------  ------------
Rent Commencement Date. Tenant shall pay the Base Rent in the amounts set forth in the Basic Lease Information Sheet as Item 11 (as the same may be adjusted
                                        -------
from time to time hereunder) in advance on or before the Rent Commencement Date for each floor and thereafter on the first day of each calendar month throughout the Term and any extensions or renewals thereof. All payments of Rent due under this Lease shall be payable in advance, without demand (except as specifically provided herein) and without reduction, abatement, counterclaim or setoff, at the address specified in the Basic Lease Information Sheet as Item 6, or at such other
                                                  ------
address as may be designated by Landlord in writing.

          (b) Adjustment of Base Rent. In the event that Tenant exercises its Extension Option under Section 2.1(b) or its right to lease any Offer Space,
                           --------------
the Base Rent for the Extension Term or the Offer Space, as applicable, shall be determined as follows:

                    (i) Extension Term Base Rent. Base Rent for each Extension Term shall be shall be the greater of (A) the Fair Market Rent (as defined in
Section 2.6(b)(iii) below) based on a five (5) year term to begin on the first
-------------------
day of such Extension Term (the "Extension Term Adjustment Date") or (B) the Base Rent in effect on the last day of the Initial Term or the first Extension Term, as applicable.

                    (ii) Offer Space Base Rent. Base Rent for any Offer Space added to the Premises shall be the greater of (A) the Fair Market Rent (as defined in Section 2.6(b)(iii) below) based on a five (5) year term to begin on
           -------------------
the date such space is added to the Premises (the "Offer Space Adjustment Date"), or (B) the Base Rent in effect for the balance of the Premises.

                    (iii) "Fair Market Rent" as of any date shall mean the per-square-foot rental rate obtained by Landlord under at least two (2) direct leases, including fair market expansions and renewals, for comparable space in the Project executed in the previous six (6) month period. Space in the Project shall be deemed comparable space if it is of comparable quality construction (considering existing tenant improvements or tenant improvement allowances to construct new improvements), has been leased for a comparable term, and is of comparable size. If no comparable space has been leased in the Project during the prior six (6) months, then the Fair Market Rent shall mean the per-square-foot rental rate for a direct lease, including fair market expansions or renewals, for comparable space, leased for a comparable term, with comparable quality construction (considering existing tenant improvements or tenant improvement allowances to construct new improvements), in comparable Class A office projects in the Market Area, taking into consideration: location in the Building or other building, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions. "Market Area" shall mean projects and buildings located in the highway corridor beginning at the Plaza at Yarrow Bay, continuing along the State Highway 520 to Interstate Highway 405 and terminating at the Newport Corporate Center located at the southeast quadrant of the intersections of I-405 and Interstate Highway 90 and continuing east on Interstate Highway 90 to and including the project known as Sunset Corporate Campus North, but excluding projects located east of 100th Avenue NE, west of 112th Avenue NE, north of NE 2nd Street and south of NE 10th Street, all in the City of Bellevue.

         Fair Market Rent as of either the Extension Term Adjustment Date or the Offer Space Adjustment Date (each an "Adjustment Date") shall be determined by Landlord with written notice given to Tenant not later than one hundred fifty
(150) days prior to the Extension Term Adjustment Date or within thirty (30) days after the Offer Space Adjustment Date, subject to Tenant's right of arbitration pursuant to the provisions of Section 2.6(b)(iv). Failure on the
                                          ------------------
part of Landlord to give such notice in a timely manner shall not vitiate the right to require adjustment of Base Rent, but such delay shall result in deferral of the Adjustment Date to the date that is ninety (90) days after the date of such notice. Tenant may by written notice demand arbitration within thirty (30) days after receipt of notice from Landlord of Landlord's determination of Fair Market Rent, and if no such notice is delivered, Tenant shall be deemed to have accepted the Fair Market Rent as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not be concluded prior to the Adjustment Date, Tenant shall pay Rent to Landlord after the Adjustment Date, including Base Rent adjusted to reflect Fair Market Rent as Landlord has so determined. If the amount of Fair Market Rent as determined by arbitration is greater than or less than Landlord's determination, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent.

               (iv) Arbitration of Fair Market Rent. If Tenant disputes the amount claimed by Landlord as Fair Market Rent, the parties shall attempt to agree on Fair Market Rent within thirty (30) days thereafter. If such dispute cannot be resolved by mutual agreement, the dispute may, at Tenant's request, be submitted to arbitration. The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Bellevue, Washington, in accord with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by said rules shall be modified as follows:

                         (A) Tenant shall make demand for arbitration in writing
within thirty (30) days after receipt of Landlord's determination of Fair Market Rent. Tenant's arbitration demand shall specify (a) the name and address of the person to act as the arbitrator on its behalf, and (b) Tenant's determination of Fair Market Rent. The arbitrator shall be qualified as a real estate appraiser with at least five (5) years experience appraising first-class commercial office space in the Market Area who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for arbitration shall constitute a waiver of the right to arbitration. Within ten (10) business days after receipt of Tenant's demand for arbitration, Landlord shall have the right to give notice in writing to Tenant of Landlord's adjusted determination of Fair Market Rent. Within ten (10) business days following Tenant's receipt of such notice, if Tenant and Landlord have not agreed upon Fair Market Rent, Tenant shall notify Landlord in writing that Tenant desires to renew its demand for arbitration. Failure on the part of Tenant to give such notice shall constitute a waiver of the right to arbitration, and Tenant shall be deemed to have accepted Landlord's determination of Fair Market Rent. Within ten (10) business days after the receipt of a notice renewing the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                         (B) If two (2) arbitrators are chosen pursuant to the
preceding Section, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators have not agreed upon a determination of Fair Market Rent, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by a court of the State of Washington sitting in King County pursuant to RCW 7.04.050. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said court shall have the power to make the appointment; provided, however, if
                                                         --------  -------
the court does not make a determination within ten (10) days of request by either party for the appointment of a third arbitrator, appointment of such third arbitrator shall be made in accordance with the selection procedure of the commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below.

                         (C) The arbitrator selected by each of the parties
shall state in writing his or her determination of the Fair Market Rent, supported by the reasons therefor, and shall deliver a copy to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two (2) proposed resolutions most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination of Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties.

                         (D) If any arbitrator fails, refuses or is unable to
act, his or her successor shall be appointed by him, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and costs of its own counsel. The losing party shall pay the fees and costs of the arbitrators and of the expert witnesses (if any) of the prevailing party as well as those of its expert witnesses. For purposes hereof, the losing party shall be that party whose selected arbitrator's statement of Fair Market Rent was not selected by the third arbitrator. In the event a third arbitrator is not required, each party shall pay the fees and costs of its own appointed arbitrator and expert witnesses (if any).

                         (E) The arbitrators shall have the right to consult
experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing and shall deliver copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

     2.7 Partial Months. If a Rent Commencement Date occurs on other than the first day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on such Rent Commencement Date together with any other amounts payable on that day. If the Expiration Date occurs on other than the last day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on the first day of the calendar month in which the Expiration Date occurs.

                                   ARTICLE 3
                               Security Deposit
                               ----------------

     3.1 Security Deposit. Within five (5) Business Days after Tenant's execution of this Lease, Tenant shall provide an irrevocable, fully assignable, and unconditional standby letter of credit, issued by Silicon Valley Bank or another financial institution reasonably acceptable to Landlord (and otherwise meeting the criteria set forth herein) and with a term of at least one (1) year with automatic renewal provisions, drawable by Landlord upon demand, and substantially in the form attached hereto as Exhibit H (the "Letter of Credit")
                                             ---------
in an amount equal to twenty-five percent (25%) of the amount described in the Basic Lease Information Sheet as Item 12, as security for the full and faithful
                                 -------
performance of Tenant's obligations under this Lease (the "Security Deposit"). The Letter of Credit shall be increased to seventy-five percent (75%) of the amount set forth in the Basic Lease Information Sheet on the date on which the TI Contract is executed (but in no event earlier than October 1, 2000) and shall be increased to one hundred percent (100%) of such amount on the date on the first Rent Commencement Date hereunder. Landlord may draw upon the Letter of Credit in whole or in part under the same terms and conditions as Landlord may apply a cash security deposit as provided in Section 3.4 below. The financial
                                             -----------
institution issuing the Letter of Credit (and any renewal or substitute Letter of Credit) must have and maintain at all times total assets of at least One Billion Dollars ($1,000,000,000) and, in the event the financial institution's total asset level falls below such amount, Tenant shall, within five (5) Business Days after written notice from Landlord, provide a substitute letter of credit from another financial institution with total assets at or above such amount and otherwise reasonably acceptable to Landlord. In addition, Landlord may draw upon the Letter of Credit without notice or an opportunity to cure if Tenant fails to increase the Letter of Credit as required hereunder or if Tenant fails to deliver to Landlord a renewal or extension of the Letter of Credit, in substantially the same form or another form acceptable to Landlord in its sole discretion, for a term of not less than one (1) year at least thirty (30) days prior to the expiration date of the existing Letter of Credit. It shall not be deemed unreasonable for Landlord to reject a financial institution hereunder if such financial institution is not acceptable to Landlord's lender, including any Senior Party.

     3.2       Changes in Security Deposit Amount.

               (a) Scheduled Reductions. Provided that no Event of Default has occurred at any time prior to such date (i) at the end of each of the Third
(3rd) through Ninth (9th) Lease Years, the Letter of Credit may be reduced according to the schedule set forth below, (ii) at the end of the Initial Term, the Letter of Credit may be reduced to a sum equal to two (2) months of the then applicable Base Rent and Tenant's Proportionate Share of Estimated Operating Costs; and Tenant shall, at its expense, provide a substitute Letter of Credit, in substantially the same form or another form acceptable to Landlord in its sole discretion, for the adjusted amount.

                                        Security Deposit Amount per Square
             Lease Year                      Foot of Net Rentable Area
             ----------                      -------------------------

                 1                                    $25.00
                 2                                    $25.00
                 3                                    $25.00
                 4                                    $23.29
                 5                                    $21.57
                 6                                    $20.14
                 7                                    $18.14
                 8                                    $16.43
                 9                                    $14.71
                10                                    $13.00

               (b) Satisfactory Credit Rating. If Tenant's Standard & Poor's corporate credit rating reaches a level of BBB or better, then Tenant shall not be required to furnish a Security Deposit and the Security Deposit (or the balance thereof then in Landlord's possession), shall be returned to Tenant within ten (10) days following Landlord's receipt of written notice from Tenant that it has achieved such credit rating together with proof of such rating reasonably satisfactory to Landlord; provided, however, that if Tenant's
                                     --------  -------
Standard & Poor's corporate credit rating subsequently falls below a level of BBB or if Tenant fails to provide evidence of a satisfactory corporate credit rating, Tenant shall be required to provide a Security Deposit in the amount required hereunder within thirty (30) days thereafter. If the Security Deposit has been waived because Tenant has achieved the threshold corporate credit rating then annually by January 31st of each calendar year and at any time upon request from Landlord, Tenant shall provide evidence to Landlord of its Standard & Poor's corporate credit rating.

     3.3 Use of Security Deposit. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs by reason of an Event of Default hereunder. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the original amount. Tenant acknowledges that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. Within forty-five (45) days after expiration of the Term or earlier termination of this Lease, provided no Event of Default is then outstanding, the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Premises to the condition required by this Lease. Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Landlord shall be released and discharged from any further liability to Tenant with respect to the Security Deposit.

                                   ARTICLE 4
                          Payment of Operating Costs
                          --------------------------

         4.1 Net Lease. This is a net lease. Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions of this
Article 4 for of periodic payment of Tenant's Proportionate Share (as defined in
---------
Section 4.3) of Estimated Operating Costs (as defined in Section 4.2) and the
-----------                                              -----------
Operating Costs Adjustment (as defined in pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 4.4.
                    -----------

         4.2 Estimated Payments. Tenant shall pay Tenant's Proportionate Share of Estimated Operating Costs in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof commencing on each Rent Commencement Date. "Estimated Operating Costs" for any calendar month shall mean Landlord's estimate of Operating Costs for the calendar year within which such month falls, divided into twelve (12) equal monthly installments. Landlord shall provide Tenant with a statement setting forth the Estimated Operating Costs and Tenant's Proportionate Share thereof within a reasonable period of time after the Term Commencement Date and the commencement of each calendar year thereafter. Landlord may adjust such estimate from time to time by written notice. Until a new statement of Estimated Operating Costs is received Tenant shall continue to make the monthly payment of Estimated Operating Costs applicable to the prior year.

         4.3 Tenant's Proportionate Share. "Tenant's Proportionate Share" shall be calculated by Landlord for each calendar year of the Term and shall mean (1) with respect to Tenant's Proportionate Share of each Building, a percentage equal to the Net Rentable Area of the Premises divided by the greater of (a) ninety-five percent (95%) of the Total Rentable Area in such Building leased or held for lease, or (b) the Net Rentable Area of such Building actually leased to tenants; and (2) with respect to Tenant's Proportionate Share of the Project, a percentage equal to the Net Rentable Area of the Premises divided by the greater of (x) ninety-five percent (95%) of the total Net Rentable Area of the Project leased or held for lease, or (y) the Net Rentable Area in the Project actually leased to tenants. As of the date hereof, Tenant's Proportionate Share is the percentage set forth in the Basic Lease Information Sheet as Item 8. Tenant's Proportionate Share shall be adjusted to reflect the
         ------
Net Rentable Area of the Premises after the Net Rentable Area of the Cafe is established.

         4.4 Operating Costs. "Operating Costs" shall mean all actual expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, repair, maintenance, replacement, preservation, ownership and operation of the Project and any supporting facilities directly serving the Project (as allocated to the Project in accordance with standard accounting practices, consistently applied). Tenant acknowledges that Operating Costs may include expenses and costs associated with the management, preservation, ownership and operation of the Project that are, from time to time, allocated by Landlord, in its sole but reasonable discretion, between the Building and other Buildings, presently or hereafter existing at the Project, and Tenant agrees to pay as additional Rent, Tenant's share, as reasonably determined by Landlord, of such Operating Costs as so allocated by Landlord.

         4.4.1  Except as excluded under Section 4.4.2 below, Operating Costs
                                         -------------
shall include, but not be limited to the following types of expenses:

                (a) Wages, salaries, reimbursable expenses and benefits of all on-site and off-site personnel directly engaged in the operation, repair, maintenance and security of the Project and the direct costs of training such employees.

          (b) Costs (including allocated rental using Landlord's good faith estimate of the fair market rent for such space) for the property management office (provided that the allocated rental shall be on no more than two thousand five hundred (2,500) square feet of Useable Area) and office operation; costs of operating exercise facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein; and costs of operating any conference facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein (less revenues received in connection with the use thereof).

          (c) All supplies, materials and rental equipment used in the operation and maintenance of the Project, including, without limitation, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a Class A office project but not including the acquisition cost of such art work.

          (d) Utilities, including, without limitation, water, power, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation of the Project, provided, Tenant may elect, at its expense, to have its use of electricity separately metered in which case the cost of electricity provided to other leased premises in the Project shall be excluded from Operating Costs, however Tenant will pay Tenant's Proportionate Share of the electricity used or consumed in connection with the Common Areas and in good faith estimated by Landlord.

          (e) All maintenance, extended warranties (amortized over the period of such warranty), janitorial and service agreements for the Project and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of the Project and all Building Components.

          (f) A management fee not to exceed three percent (3%) of all revenue (excluding such management fee) derived from the Project, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Project, parking revenues and other revenues derived from licenses of any other part of or right in the Project.

          (g) Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Operating Costs records; provided, however, that Operating Costs shall not include legal
               --------  -------
fees related to (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against tenants relating solely to the collection of rent or other sums due to Landlord from such tenants, (iv) the initial development and/or initial construction of the Project, or (v) any sale or financing of the Project.

          (h) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement or interruption and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" provisions).

          (i) Repairs, replacements and general maintenance of the Project (except for repairs and replacements (x) paid for from the proceeds of insurance, or (y) paid for directly by Tenant, other tenants or any third party).

          (j) All real and personal property taxes, assessments, local improvement or special benefit district charges and other governmental charges, special and general, known and unknown, foreseen and unforeseen, of every kind and nature whatsoever (i) attributable to the Real Property or the Project or levied, assessed or imposed on, the Real Property or the Project, or any portion thereof, or interest therein; (ii) attributable to or levied upon Landlord's personal property located in, or used in connection with the Project; (iii) surcharges and all local improvement or special benefit and other assessments levied with respect to the Project, the Real Property, and all other property of Landlord used in connection with the operation of the Project; (iv) any taxes levied or assessed in lieu of, in whole or in part, or in addition to such real or personal property taxes; (including, but not limited to, leasehold taxes, business and occupation taxes and taxes or license fees upon or measured by the leasing of the Project or the rents or other income collected therefrom (vi) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fee (collectively, "Real Property Taxes"). If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes for any year only those installments (including interest, if any) which would become due by exercise of such option. Real Property Taxes shall not include (x) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, (y) federal or state income taxes (including business and occupation taxes) computed upon the basis of the Landlord's net income; or (z) personal property taxes on personal property not located at the Project.

             (k) Amortization (together with reasonable financing charges) of capital improvements made to the Project (i) to comply with the requirements of law, ordinance rule or regulation, (ii) to replace items which Landlord would be obligated to maintain under this Lease (excluding the roofs, foundations and basic structural elements of the Buildings); or (iii) to improve the operating efficiency or reduce Operating Costs of the Project. As used in this Section, "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized. All capital expenditures properly included within Operating Costs will be amortized over the useful life thereof at a reasonable interest rate selected by Landlord to reflect Landlord's actual financing cost or cost of funds, as applicable. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred), and not as capital costs, items that are less than two percent (2%) of Estimated Operating Costs for the year in question.

             (l) All charges of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (i) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (ii) for environmental matters or as a result of the imposition of mitigation measures, including compliance with any transportation management plan, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff.

      4.4.2 Notwithstanding the foregoing, Operating Costs shall not include:

              (a) Costs collected from other tenants for special services provided to such tenants in excess of the services provided to Tenant hereunder;

              (b)    Except as permitted under Section 4.4.1(k) above,
                                               ----------------
depreciation or amortization of the Building or Building Components or expenses that should be capitalized in accordance with standard accounting practices, consistently applied;

              (c)    Ground rent (if any);

              (d) Any loss or damage to the Building or any personal injury for which Landlord is insured, to the extent insurance proceeds are collected or for which Landlord is required to be insured pursuant to Section 11.2 if
                                                         ------------
Landlord fails to procure such insurance;

              (e) Real estate excise taxes arising from the transfer or conveyance of the Building;

              (f) All fines, suits, claims, demands, costs charges and expenses for which Landlord is liable by reason of any negligent or willful act or omission of Landlord;

              (g) Costs of work to the Building that are necessary to comply with applicable laws, regulations, ordinances or codes relating to the construction of the Building in effect at the time the building permit was issued for the Building;

              (h) Any costs incurred to clean up any Hazardous Substances that Tenant proves existed on the Real Property and were known to be hazardous as of the date of this Lease or were deposited within the Project by Landlord, provided that such materials were classified as Hazardous Substances at the time the materials were deposited within the Project; or

              (i) Any interest charged or fines imposed for late payment of any Operating Costs by Landlord, unless such interest or fines were caused directly or indirectly by Tenant.

              (j) Impact fees, mitigation payments or similar charges imposed by any governmental authority as a condition to the initial construction of the Project to the extent such amounts are required to be paid or bonded around prior to the first Rent Commencement Date.

              (k) Costs of initial construction of the Project in accordance with the plans approved for building permits by the City of Bellevue, including all costs of correcting defects in the initial construction for which Landlord is otherwise responsible under the Lease.

              (l) Attorneys' and outside accountants' fees incurred in connection with leasing space in the Project or any sale or attempted sale of the Project.

              (m) Interest or loan fees incurred in connection with any loan secured by the Building or the Real Property or any other costs (including attorneys' fees) directly related to any such financing or refinancing.

              (n) If Tenant is paying separately for parking privileges in the Garage, costs incurred for day-to-day operations or maintenance of the Garage (except for Real Property Taxes).

              (o) Any penalties due to violation of law or fines imposed for late payment of any Operating Costs by Landlord or interest thereon, unless such penalties, interest or fines were caused directly or indirectly by Tenant.

              (p) Damages incurred by Landlord for any default, breach, claim, judgment or settlement arising out of this Lease or any other lease of space in the Project.

              (q) Expenses for the repair or replacement of any item to the extent such repair or replacement is reimbursed, or is received at no cost, through applicable warranty or insurance proceeds.

              (r) Real estate broker's leasing commissions or promotional expenses or advertising.

              (s) The costs of making improvements or alterations to tenant spaces (other than Common Areas or as a part of an improvement or alteration to the Project or the Buildings).

              (t) Overhead and profit increments or other sums paid to subsidiaries or affiliates of Landlord for services, supplies or materials (excluding the property management fee paid under Section 4.4.1(f) and service
                                                  ----------------
employees of the property manager), to the extent the costs thereof materially exceed the costs that would have been paid had such services, supplies or materials been provided by unaffiliated parties at market rates.

              (u) Wages, bonuses and other compensation of employees above the level of group property manager (or a similar or comparable position), other than those fairly allocated to the Project.

     4.5 Adjustment for Occupancy. Notwithstanding any other provision herein to the contrary, if during any year of the Term the Project is not fully occupied or all premises within the Project do not receive Basic Services (as defined in Section 5.1 below), then an adjustment shall be made in computing
           -----------
Operating Costs for such year so that Operating Costs which vary based on the occupancy of the Building or the Project, as applicable, shall be computed as though the Project had been fully occupied and provided with Basic Services during such year; provided, however, that in no event shall Landlord collect in
                  --------  -------
total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of Operating Costs during any year of the Term.

     4.6 Computation of Operating Costs Adjustment. The term "Operating Costs Adjustment" for any calendar year shall mean the difference, if any, between Estimated Operating Costs and actual Operating Costs for that calendar year. Landlord shall, within three (3) years after the end of any calendar year for which Estimated Operating Costs differs from actual Operating Costs, give written notice thereof to Tenant (a "Cost Statement"); provided, however, that a
                                                       --------  -------
Cost Statement may be provided a reasonable time beyond such three (3) year period for any Operating Costs adjustments not reasonably determinable by Landlord within such three (3) year period. The Cost Statement shall include a statement of the total Operating Costs applicable to such calendar year and the computation of the Operating Costs Adjustment. Landlord's failure to give a Cost Statement within a reasonable period of time after the end of any calendar year for which a Operating Costs Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 4.7.
                                                            ----------
     4.7 Adjustment for Variation Between Estimated and Actual. If Tenant's Proportionate Share of Operating Costs for any calendar year exceeds the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs Adjustment within thirty (30) days after the date of the Landlord's Cost Statement. If the Tenant's Proportionate Share of Operating Costs for any calendar year is less than the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, then Landlord, at Landlord's option, shall either (a) pay Tenant's Proportionate Share of the Operating Costs Adjustment to Tenant in cash within thirty (30) days after the date of Landlord's Cost Statement, or (b) credit said amount against future installments of Estimated Operating Costs payable by Tenant hereunder. If the Term commences or terminates at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Operating Costs Adjustment shall be calculated based upon the exact number of calendar days during such calendar year that fall within the Term, and any payment by Tenant or Landlord required hereunder shall be paid even if the Term has expired when such determination is made.

     4.8 Tenant's Audit Right. Provided that Tenant delivers written notice of its intent to audit within ninety (90) days after receipt by Tenant of Landlord's Cost Statement and completes such audit within one hundred and twenty
(120) days after the date of the notice of intent to audit, Tenant shall have the right to conduct a reasonably and specifically defined audit of Landlord's books and records relating to Operating Costs during the prior calendar year in accordance with the following terms and provisions:

           (a) Tenant shall not then be in default in its obligations under this Lease.

           (b) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor inspect Landlord's accounting records at Landlord's office no more than once per calendar year.

           (c) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.

           (d)   Prior to commencing the audit, Tenant and the auditor shall:
(i) provide Landlord with evidence that the auditor is from a nationally recognized accounting firm or one of the top five (5) accounting firms in the Seattle metropolitan area and that the individual performing the audit is a certified public accountant (a "Qualified Auditor"); (ii) each sign a confidentiality letter to be provided by Landlord, consistent with the provisions of this Section 4.8; (iii) provide a
                                                    -----------
signed representation certified by the auditor's chief financial officer, chief executive officer or managing partner (or equivalent) that such auditing firm is acting as an independent accountant in the conduct of the audit; and (iv) provide Landlord with a full copy of all written instructions and engagement letters between the auditor and Tenant.

       (e) The audit shall be limited solely to: (i) confirming that the Operating Costs reported in the Landlord's Cost Statement are consistent with Landlord's books and records; (ii) confirming that Landlord has reasonable support for the expenses and items of expenses as reported by Landlord in the Landlord's Cost Statement; (iii) confirming that Landlord has not accidentally or fraudulently charged the same item of expenses on a duplicate basis to the Project; (iv) confirming that Landlord has not charged any item specifically excluded from Operating Costs in this Lease; (v) reviewing the procedure for gross-up to confirm that it is consistent with the terms of this Lease relative to such procedures; and (vi) confirming that Tenant has been properly allocated Tenant's Proportionate Share of Operating Costs. The auditor shall not make any judgments as to the reasonableness of any item of expense and/or the total Operating Costs of the Project, nor shall such reasonableness be subject to audit.

       (f) If Tenant's auditor finds errors or over or under charges in Landlord's Cost Statement, said findings must be immediately and simultaneously reported to both Landlord and Tenant, with full written support for such findings and specific reference to the relevant Lease provisions disqualifying such expenses, if applicable. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant in accordance therewith. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant's auditor and Landlord's books and records. The two auditors shall then meet to resolve any difference between the audits. If agreement cannot be reached within two (2) weeks after the auditors' initial meeting, then the auditors shall together select a third auditor (who shall be a Qualified Auditor) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two auditors, Tenant and Landlord. The third auditor shall leave submitted findings unopened for a period of two (2) weeks, during which time Landlord and Tenant may attempt to reach a negotiated settlement. If no settlement is reached, then within fifteen
(15) days following the completion of such two-week period, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the "Final Finding." The third auditor shall not have the option of selecting a compromise between the first two auditors' findings, nor to make any other finding.

       (g) If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of the Base Rent next due and payable under this Lease the amount of such overcharge. If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.

       (h) If the Final Finding results in a credit to Tenant in excess of three percent (3%) of Tenant's Proportionate Share of the total Operating Costs, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. If the Final Finding results in a credit to Tenant of less than one percent (1%) of Tenant's Proportionate Share of the total Operating Costs, Tenant shall pay its own costs and reimburse Landlord for its costs associated with said audits. In all other events, each party shall pay its own audit costs, including one half (1/2) of the cost of the third auditor.

       (i) The results of any audit of Operating Costs hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party, except to the extent otherwise required by law or judicial process.

                                   ARTICLE 5
                             Landlord's Covenants
                             --------------------

      5.1    Basic Services. So long as no Event of Default is outstanding under this Lease, during Tenant's occupancy of the Premises Landlord shall operate the Building as a class A office building and shall provide the following ("Basic Services"):(a) Coordinating construction of the Tenant Improvements and the Base Building Improvements (as defined in Exhibit C) in the
                                                               ---------
Premises in accordance with Exhibit C and the Tenant Design Manual which is
                            ---------
incorporated herein by this reference (the "Design Manual"). In the event of a conflict between the Design Manual and this Lease (including Exhibit C), this
                                                             ---------
Lease shall control.

             (b) Hot and cold water at those points of supply provided for general use of other tenants in the Project.

             (c) Central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably considered by Landlord to be standard or as may be permitted or controlled by applicable laws, ordinances, rules and regulations, during Normal Office Hours.

             (d) Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be necessary or desirable. Landlord's obligation with respect to repair as part of Basic Services under this Section 5.1 shall be limited to (i) the structural portions of the
     -----------
Building, (ii) the exterior walls of the Buildings, including glass and glazing,
(iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Building Standard Improvements (as defined Exhibit C
                                                               ---------
attached hereto), and (v) Common Areas.

             (e) Janitorial service on a five (5) day week basis, excluding holidays.

             (f) An electrical system to convey power delivered by public utility or other providers selected by Landlord, in amounts sufficient for normal office operations during Normal Office Hours as provided in similar office buildings, in accordance with the specifications set forth in Item 8 on
                                                                     ------
Exhibit C-1. If Tenant's electrical requirements, as reasonably estimated by
-----------
Landlord based upon rated capacity (or based upon metered consumption), exceed such amounts, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity. If the installation and operation of Tenant's electrical equipment requires additional air conditioning capacity above that provided by the Building Standard Improvements (as defined in Exhibit C), then the cost of installing additional air
               ---------
conditioning and operation thereof (including utilities) shall be paid by Tenant and shall be considered an Extra Service, subject to the provisions of Section
                                                                       -------
5.4 below. Landlord may require Tenant to pay for the installation and operation
---
of utility metering devices to measure actual utility consumption in the Premises.

             (g) Installation, maintenance and replacement of building standard lamps, bulbs and ballasts used in the Premises.

             (h) Security service for the Project, including electronic card key access to the Buildings; provided, however, that the security service shall
                             --------  -------
be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; and provided, further, that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Project.

             (i) Public elevator service to the Garage and the floors on which the Premises are situated during Normal Office Hours; provided, however,
                                                            --------  -------
that Tenant shall have access to the Premises and the Garage twenty-four (24) hours per day, seven (7) days a week.

             (j) Except to the extent that Tenant or another tenant of the Project is otherwise required to do so under the terms of any applicable lease, from and after the Term Commencement Date, Landlord shall comply with all Laws (as defined in Section 6.9(a)), as amended from time to time, related to the
               --------------
condition of the Building and Project, including without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), and the
                                                   --------------
Americans with Disabilities Act of 1990, as amended; provided, however, that
                                                     --------  -------
Landlord shall have the right to contest the applicability or validity of such Laws as applied to the Project. The cost of compliance shall be included in Operating Costs.

        5.2 Hours of Operation. The term "Business Days" shall mean Monday through Friday, excluding Federal holidays and all days that maintenance employees of the Project are entitled to take off or to receive extra compensation for, from time to time under their union contract or other agreement; provided, however, that the annual number of non-Business Days (other than Saturdays and Sundays) shall not exceed twelve (12) unless new Federal or State holidays come into effect. The term "Normal Office Hours" shall mean Business Days from 7:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m.

        5.3 Interruption. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of
(a) interruption of, or deficiency in, the provision of Basic Services; (b) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications; or (c) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord, including but not limited to (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel from the providers thereof, and (iv) acts of God. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Project to provide restoration of Basic Services and, where the cessation or interruption of Basic Services has occurred due to circumstances or conditions beyond Project boundaries or outside the Landlord's control, to cause the same to be restored, by application or request to the provider thereof.

        Notwithstanding the foregoing, if an interruption or curtailment of any Basic Service to be provided by Landlord occurs by reason of Landlord's negligence, omission or breach of its obligations hereunder, and (A) the interruption causes the Premises or a portion thereof to be untenantable, (B) Tenant ceases to use the Premises or the untenantable portion thereof, and (C) Tenant has given Landlord notice of such interruption, then, on the tenth (10th) day following the date on which all of the foregoing conditions are satisfied (or such earlier date, if any, on which Landlord is entitled to receive rental abatement insurance proceeds), Base Rent shall abate (in whole or in part based on the number of square feet that are untenantable) until the Premises (or the untenantable portion thereof) are rendered tenantable; provided, however, that
                                                       --------  -------
in no event shall Tenant be entitled to an abatement of Base Rent if the interruption was caused by any action or inaction by Tenant or its employees, agents, contractors, or invitees or by causes not within Landlord's direct control.

        If an interruption or curtailment of any Basic Service occurs for any reason, and (i) the interruption causes the Premises or a material portion thereof to be untenantable, (ii) Tenant ceases to use the Premises or the untenantable portion thereof, (iii) Tenant has given Landlord (and all Senior Parties to the extent required by Section 14.7 below) notice of such
                                  ------------
interruption, and (iv) Landlord has not made good faith and diligent efforts to cure such interruption then, on the sixtieth (60th) consecutive Business Day following the date on which all of the foregoing conditions are satisfied, Tenant shall have the right to terminate this Lease as to the affected portion of the Premises by providing ten (10) days prior written notice to Landlord. Such termination notice shall be null and void if, during such ten (10) day period, Landlord restores Basic Services so that the Premises are again tenantable; provided, however, that in no event shall Tenant be entitled to
            --------  -------
terminate this Lease if the interruption was caused in whole or in part by any action or inaction by Tenant or its employees, agents, contractors, or invitees or by causes not within Landlord's direct control.

      5.4 Extra Services. Landlord may provide to Tenant in Landlord's discretion and at Tenant's cost and expense (and subject to the limitations hereinafter set forth) the additional services described below ("Extra Services"). Tenant shall pay Landlord for the cost (including capital costs, out of-pocket expenses and the allocated cost of Landlord's employees) of providing any Extra Services, together with an administrative fee equal to seven and one-half percent (7.5%) of such cost, within thirty (30) days following presentation of an invoice therefor by Landlord to Tenant. Landlord shall not charge the administrative fee on the services described in Sections 5.4(b) and 5.4(c) or
                                                ---------------     -----
for the cost of extra janitorial services that are provided under a separate contract between Tenant and the janitorial service. The cost chargeable to Tenant for Extra Services shall constitute Rent.(a) Any extra cleaning and janitorial services requested by Tenant or required for the Tenant Improvements, in excess of that required for Building Standard Improvements; provided that Tenant may contract separately with Landlord's janitorial provider for extra janitorial services at Tenant's expense.

             (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements.

             (c) Heating, ventilation, air conditioning or extra electrical equipment or service during hours other than Normal Office Hours. Landlord shall provide said heating, ventilation and air conditioning or extra service solely upon the prior request of Tenant given in compliance with the notice requirements and procedures that Landlord may establish from time to time. Tenant shall pay the hourly rate established by Landlord but shall not be required to pay an administrative fee for such after-hours HVAC or electricity.

             (d) Repair and maintenance for which Tenant is responsible hereunder.

             (e) Any Basic Service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 5.1, but
                                                             -----------
only if Landlord elects to provide such additional or excess service.

             (f) Any other item described in this Lease as an Extra Service or which Landlord is not required to provide as part of Basic Services.

       5.5 Window Coverings. All window coverings shall be provided by Landlord as Building Standard Improvements. Tenant shall not remove, replace or install any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval, which shall not be unreasonably withheld. Tenant acknowledges that, in the event Landlord believes such actions may adversely affect the exterior appearance of the Project or the operation of the heating, ventilation and air conditioning systems, then Landlord's failure to so approve shall be deemed reasonable.

       5.6   Graphics and Signage.

             (a) Building Standard. Landlord shall provide the initial identification of Tenant's name on the directory board in the main lobby of the Building and, if the Premises is on a multi-tenant floor, in the elevator lobby and the cost thereof may be paid from the Cash Allowance. Tenant shall be permitted to have its name installed on a monument sign at the Project at Tenant's expense. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Areas or the exterior of the Premises shall comply with the Design Manual and any deviation shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant acknowledges that in the event Landlord believes any such signs, notices or graphics may adversely affect the appearance of the Project, then Landlord's failure to approve shall be deemed reasonable.

             (b) Limited Right to Exterior Signage. Tenant acknowledges that the exterior signage on the top of the East Building and the South Building has been committed to other tenants. If either of such tenants permanently and irrevocably loses its right to such signage, Tenant is then leasing and occupying (which shall include for purposes hereof space initially subleased prior to Tenant's occupancy) a minimum of three (3) full floors in such Building and Tenant is not in default under this Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain a sign identifying Onyx Software Corporation (a "Tenant Sign") on the upper portion of each such Building in a location selected by Landlord and approved by the City of Bellevue. Tenant shall pay a monthly fee equal to the greater of then-current rate being charged by Landlord for comparable signage or Twenty-five Thousand Dollars ($25,000) per month for each of the foregoing signs. In addition, Tenant shall have the exclusive right without charge to install signs (each of which shall be referred to herein as a "Lower Tenant Sign") (i) on the exterior of the East Building below the third floor windows facing NE 12th Street, and (ii) on the exterior of the South Building below the third floor windows facing 112th Avenue NE. The design and method of installation of all signs hereunder shall be subject to Landlord's reasonable approval and all City of Bellevue and other applicable governmental requirements. The exclusive right provided in the preceding sentence shall not apply with respect to typical retail signage for retail tenants of the Project. Tenant must submit detailed plans for all signs hereunder to Landlord for review and approval before Tenant installs the signs on the exterior of either Building. Tenant shall remove the Lower Tenant Signs and shall restore each Building to its condition prior to installation of the signage, at Tenant's sole cost and expense, (A) at the end of the Lease Term, or
(B) if Tenant no longer leases and occupies at least one (1) full floor in such Building, or (C) upon request by Landlord if an Event of Default is outstanding under this Lease. The right to install and maintain the signs hereunder is personal to Onyx Software Corporation and shall not be assignable to any other party without the Landlord's prior written consent which may be given or withheld in Landlord's sole discretion. Any change in the Tenant Signs or the Lower Tenant Signs requested by Tenant shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld (unless in Landlord's opinion such change may adversely affect the exterior appearance of the Project); provided, however, that with respect to any requested change in the
          --------  -------
Tenant Signs or the Lower Tenant Signs to reflect the name of a Permitted Transferee or a new name for Onyx Software Corporation, Landlord shall not unreasonably withhold its approval unless, in Landlord's judgment, the proposed new name will: (1) have an adverse effect on the value of the Project (including any adverse effect, in Landlord's judgment, on its ability to lease space in the Project) or its reputation; (2) be offensive; or (3) violate the provisions of any other tenant lease in the Project.

             5.7 Tenant Extra Improvements. Landlord shall coordinate construction and installation of all Tenant Extra Improvements in the Premises, at Tenant's expense, such installation to be made and paid for pursuant to the provisions of Exhibit C in the same manner as the Building Standard
              ---------
Improvements. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this Lease. "Tenant Extra Improvements" shall mean the extent to which the Tenant Improvements in the Premises differ materially from the Building Standard Improvements, as determined in Landlord's reasonable discretion. "Building Standard Improvements" shall mean those improvements described on Schedule C-2 attached hereto. In instances where this Lease refers
             ------------
to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Premises and the Building Standard Improvements, had the Building Standard Improvements been constructed in the Premises. Tenant Improvements (as defined in Exhibit C) shall be
                                                    ---------
installed on behalf of Tenant and approved by Landlord pursuant to Exhibit C.
                                                                   ---------
The Cash Allowance (as defined in Exhibit C) shall not be applied to the cost of
                                  ---------
any Tenant Extra Improvements, except to the extent expressly permitted in Exhibit C.
----------

     5.8 Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

                                   ARTICLE 6
                              Tenant's Covenants
                              ------------------

     6.1   Compliance With Exhibit C. Tenant shall comply with the terms and
                           ---------
conditions and deadlines set forth in Exhibit C and the Design Manual with
                                      ---------
respect to the construction of the Tenant Improvements in the Premises.

     6.2 Construction of Tenant Improvements. Tenant shall reimburse Landlord for all costs incurred by Landlord with respect to design or construction of Tenant Extra Improvements pursuant to Exhibit C (which sets forth the parties'
                                      ---------
respective obligations for design and construction of the initial improvements in the Premises) and the Design Manual. Except for Tenant's trade fixtures and equipment, all additions to or improvements of the Premises, whether of Building Standard Improvements or Tenant Extra Improvements, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, except as otherwise stated herein. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof.

          6.3 Telecommunications. Tenant shall install and maintain all required interbuilding network cable and other communications wires and cables necessary to serve the Premises from the point of presence in the Building. Tenant shall install and maintain all required interbuilding network cable and other communications wires and cables necessary to connect the Premises in the East Building and the Premises in the South Building. Tenant shall obtain any telecommunications services within the Building from vendors selected by Landlord or approved by Landlord in its reasonable discretion (a "Provider"). In the event that Tenant desires to obtain telecommunications services from a Provider not selected by Landlord then Tenant shall submit to Landlord a list of such proposed vendor(s) together with such other information regarding the vendors as Landlord may request, including financial information, references from at least two (2) owners of comparable projects in which the vendor has experience and a description of the vendor's business activities in downtown Bellevue. Landlord shall notify Tenant within fifteen (15) Business Days of receipt of the list (and any additional information reasonably requested by Landlord) if Landlord approves any of Tenant's proposed vendors. Failure to notify Tenant shall be deemed disapproval. Subject to the balance of this
Section 6.3, Landlord hereby approves Electric Lightwave, Inc. as a Provider. If
-----------
Landlord approves any telecommunication Provider selected by Tenant, the Provider must agree in writing to abide by all of Landlord's policies and procedures for telecommunications vendors and to pay for the use of any space outside the Premises in which the Provider's equipment is installed at the rate established by Landlord from time to time; provided, however, that the Provider
                                           --------  -------
shall not be required to pay for temporary space used only during the period of installation. The Provider shall also reimburse Landlord for the reasonable costs incurred by Landlord to build out such space. If Tenant desires to utilize the services of a Provider not selected by Landlord, such Provider must obtain the written consent of Landlord to the plans and specifications for its lines or equipment within the Building prior to installation in the Building and must install such lines and equipment in locations designated by Landlord. Tenant shall obtain any necessary governmental permits relating to the installation, use or operation of Provider's lines and equipment. Landlord shall provide Tenant and its Provider and contractors with reasonable access to portions of the Building outside the Premises to the extent necessary to install, maintain or replace any telecommunications equipment serving the Premises. Landlord's consent to a Provider shall not be deemed to constitute a representation or warranty as to the suitability, capability or financial strength of any Provider. To the extent the service by a Provider is interrupted, curtailed or discontinued for any reason whatsoever, Landlord shall have no obligation or liability in connection therewith, except to the extent caused by Landlord's gross negligence or intentional misconduct. The provisions of this Section are solely for the benefit of Tenant and Landlord, are not for the benefit of any third party, and no telephone or telecommunications provider shall be deemed a third party beneficiary hereof. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the installing telecommunications equipment and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the Tenant's or its Provider's telecommunications equipment. Tenant acknowledges that roof and riser space are a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants.

     6.4 Taxes on Personal Property and Tenant Extra Improvements. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against Tenant's Personal Property (as defined in Section 11.1), on the value of its Tenant Extra
                        ------------
Improvements, on its interest pursuant to this Lease or on any use made of the Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as reasonably invoiced to Tenant by Landlord.

     6.5   Repairs by Tenant. Subject to Section 5.1(d) above and except as
                                         --------------
excused by Section 12.1 below, Tenant shall maintain and repair the Premises and
           ------------
keep the same in good condition. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floor coverings, ceilings and fixtures and to repair all damage caused by Tenant or Tenant's employees, agents, contractors, officers, directors, partners, members, licensees, invitees and guests ("Tenant Parties") to the Premises or the Project, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (as defined in Section 6.7) permitted or required by Landlord, all as provided in
           -----------
Section 6.13. Any repair or maintenance that Tenant is required to perform under
------------
this Lease shall be performed at Tenant's expense by Landlord's employees as an "Extra Service" subject to Section 5.4, or by contractors selected by Landlord.
                           -----------
If Tenant fails or refuses to commence such work within ten (10) days after receipt of written notice from Landlord of the need for such work (except that no notice shall be required in an emergency) or fails to complete such work in a timely and efficient manner, then Landlord may perform such work for the account of Tenant as an Extra Service. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed at Tenant's risk using contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant, upon request, shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Tenant shall not be required to perform any maintenance or repair required solely by reason of the negligence or wrongful acts of Landlord or its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests, Landlord's affiliates or Landlord's members ("Landlord Parties"). Tenant shall notify Landlord of any needed repairs in the Premises or to the Building Components within a reasonable period of time after learning of the need for such repairs.

     6.6 Waste. Tenant shall not commit or allow Tenant Parties to commit any waste or damage in any portion of the Premises or the Project.

     6.7 Alterations, Additions, Improvements. Except as provided herein with respect to the initial improvement of the Premises under Exhibit C, Tenant shall
                                                         ---------
not make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld provided the conditions set forth in clauses (a) through (f) are satisfied. Landlord's
                        -----------         ---
consent shall not be required with respect to proposed Alterations if Tenant demonstrates to Landlord's reasonable satisfaction that the proposed
Alterations: (a) comply with all applicable laws, ordinances, rules and regulations; (b) are compatible with the Design Manual and the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; (f) do not reduce the value of the Premises or increase the cost to Landlord of reletting the Premises; and (g) are reasonably expected to cost less than Twenty-five Thousand Dollars ($25,000). In determining whether to consent to any proposed Alterations for which Landlord's consent is required, Landlord shall have the right to review plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with any Alterations to the Premises. If Landlord's consent is required for any proposed Alterations, Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the reasonable, documented cost thereof as well as Landlord's internal costs as an Extra Service subject to Section 5.4. All Alterations permitted hereunder
                            -----------
shall be made and performed by Tenant or, at Tenant's election, by Landlord without cost or expense to Landlord and as an Extra Service; and if done by Tenant then using contractors approved by Landlord, such approval not to be unreasonably withheld, except that Landlord may, in its sole discretion, limit and designate contractors for all mechanical, electrical, plumbing, fire and life safety and structural work. Landlord may supervise and administer the installation of Alterations as an Extra Service. Upon completion of any Alterations, Tenant shall provide Landlord, at Tenant's expense, with a complete set of "as built" plans on mylar and specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. The obligations of the parties with respect to removal of Alterations shall be controlled by
Section 6.13.
------------

     6.8 Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any (a) work performed or material furnished to or for the Premises, and (b) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within twenty (20) days following notice of the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance and in compliance with RCW 60.04. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. If Tenant fails to cause any lien to be released within such twenty (20) day period, Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administrative fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Premises.

     6.9   Compliance With Laws and Insurance Standards.

           (a) Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Premises, regardless of when such Laws become effective, including, without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), the Americans with Disabilities Act of
                    --------------
1990, as amended, and any laws prohibiting discrimination against, or segregation of, any person or group of persons on account of race, color creed, religion, sex, marital status, national origin or ancestry. Tenant shall also comply with the terms of any transportation management program or similar programs affecting the Building and required by any governmental authority. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this
Section 6.9 shall apply irrespective of the scope of work required to achieve
-----------
such compliance. Tenant shall not use or occupy the Premises in any manner that creates, requires or causes imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Building or the Project.

          (b) Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is disreputable or constitutes a fire hazard. Tenant shall not permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that increases the cost of any insurance policy carried by Landlord, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums as an Extra Service.

     6.10 Entry for Repairs, Inspection, Posting Notices, Etc. After reasonable notice (except in emergencies where no such notice shall be required) Landlord or Landlord Parties shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that upon request by Tenant and if Tenant makes
              --------  -------
a representative available upon demand, Landlord shall enter the Premises only when accompanied by a representative of Tenant provided that Tenant makes a representative available upon request. Unless Tenant is in default, Landlord shall only show the Premises to prospective tenants during the last twelve (12) months of the Initial Term, if Tenant has not exercised an Extension Option, or during the last twelve (12) months of either Extension Term. In no event shall Tenant be entitled to any abatement of Rent by reason of the exercise of any such right of entry, except as provided in Section 5.3 above. Tenant, at its
                                           -----------
option, may designate certain portions of the Premises as being "off limits", and except in an emergency, neither Landlord nor its employees, agents or contractors shall have any access to such areas of the Premises unless accompanied by an employee of Tenant. If Tenant elects to designate areas of the Premises as "off limits" Tenant may install separate locks or other security devices on such areas. Landlord shall have no obligation to provide janitorial services to such "off-limits" areas of the Premises. Such areas of the Premises must be accessible using the master key for the Building so Landlord will have access to such areas in the event of an emergency.

     6.11 No Nuisance. Tenant shall not create any nuisance, or interfere with, annoy, endanger or disturb any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Premises that endanger the structure nor place any harmful liquids or Hazardous Material (as defined in Section 7.2) in the drainage system of the
                                  -----------
Building. Tenant shall not permit any vibration, noise or odor to escape from the Premises and shall not do or permit anything to be done within the Premises which would adversely affect the quality of the air in the Building.

     6.12 Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments
                                        ---------
or supplements thereto as Landlord may adopt from time to time with prior written notice to Tenant. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease provided that Landlord shall use reasonable efforts to cause all tenants to comply with such rules and regulations. In the event of any conflict between the terms of this Lease and the rules and regulations, the terms of this Lease shall control. The following shall supplement the rules and regulations: (a) deliveries to the Premises by Tenant's vendors during Normal Office Hours shall be permitted, provided they are coordinated with Landlord so as not to disrupt or interfere with Project operations or other tenants, and Landlord and Tenant shall work cooperatively to develop a schedule and guidelines for such deliveries that reasonably satisfies the requirements of both parties; (b) Tenant may place food and soft drink vending machines within the Premises for purposes of use by Tenant's employees and invitees only; and (c) in the event Landlord determines to change the address of either the South Building or the East Building and Landlord provides Tenant with less than six (6) months notice prior to such change, then Landlord shall reimburse Tenant for Tenant's actual, verifiable cost of printing a reasonable amount of stationery (including business cards) with the new address(es), but in no event more than Seven Thousand Five Hundred Dollars ($7,500).

     6.13  Surrender of Premises On Termination. On or before the ninetieth
(90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by this Lease, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom (ordinary wear and tear and damage to an extent consistent with the Premises remaining in good condition and casualty damage which is not required to be restored by Tenant pursuant to
Section 12 excepted). In addition, Tenant shall remove all telecommunications
----------
and computer networking wiring and cabling serving the Premises from the Building. All Alterations and Tenant Improvements shall be surrendered with the Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage which is not required to be restored pursuant to Section 12
                                                                 ----------
excepted, unless (a) Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, or (b) Landlord has notified Tenant that Tenant must remove an Alteration or item of Tenant Improvements pursuant to the following paragraph. Any property of Tenant not removed from the Premises shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If Landlord desires to have the Premises, or any part or parts thereof, restored to a condition that existed prior to installation of any Tenant Extra Improvements or to the condition prior to making any Alterations, Landlord may so notify Tenant in writing at any time prior to the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after the date of such termination); and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, so restore the Premises, or such part or parts thereof, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage excepted, before the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after receipt of notice). Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all damages resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible.

     At the time Landlord gives its approval to any Alterations or Tenant Extra Improvements, Landlord shall inform Tenant as to which elements or components of such Alterations or Tenant Extra Improvements Landlord may require Tenant to remove from the Premises (and to have the Premises restored as provided above) at the end of the Term. Landlord shall notify Tenant no later than sixty (60) days prior to the end of the Term (or within thirty (30) days after an earlier termination of this Lease) which of the components so identified must be removed by Tenant and, if no such notice is provided, Landlord shall be deemed to have elected to have all such elements and components removed by Tenant and to have the Premises restored as provided above.

     6.14 Corporate Authority. If Tenant is a corporation or limited liability company or partnership or if Tenant is a partnership on whose behalf a partner which is a corporation or limited liability company executes this Lease, then in any such case, each individual executing this Lease on behalf of such corporation, limited liability company, or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company and/or partnership, as the case may be.

     6.15  Utilities. Except as expressly permitted under Section 6.3, Tenant
                                                          -----------
shall not obtain any electrical or other utility services from vendors other than those selected by Landlord or approved by Landlord in writing.

                                   ARTICLE 7
                              Hazardous Materials
                              -------------------

     7.1 Prohibition and Indemnity With Respect to Hazardous Materials. Except as stated below, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or Tenant Parties without the prior written consent of Landlord. Tenant may, at Tenant's risk, bring, store and use reasonable quantities of Permitted Hazardous Materials in the Premises for their intended use. If Tenant violates this provision, or if contamination of the Premises or the Real Property by Hazardous Material occurs for which Tenant or any Tenant Party is responsible, or if Tenant's activities or those of Tenant Parties result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant acknowledges, confirms and agrees that this provision and the indemnities herein apply to any Claims arising out of or related to the diesel fuel tank and batteries for the UPS permitted under Section 14.27 below.
                -------------

     7.2 Definitions. The following terms shall have the meanings given below for purposes of this Lease.

           (a) "Hazardous Material" shall mean any (a) oil, diesel fuel, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "moderate risk waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous
                                                       ------
Materials Transportation Act, as amended, 49 U.S.C. (S) 1801, et seq.; the
                                                        ------
Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251, et seq.;
                                                                     ------
and the Model Toxics Control Act, as amended, RCW 70.105D; (d) chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

          (b) "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or business of Tenant, Tenant Parties or any party claiming by or through Tenant and its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests.

          (c) "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air conditioning.

          (d) "Permitted Hazardous Materials" shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size and location and diesel fuel in quantities to serve the generator installed pursuant to Section 14.27 below, but only if and to the extent that
                      -------------
such supplies and fuel are transported, stored and used in full compliance with all Hazardous Materials Laws and their packaging instructions and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Hazardous Material Laws and their packaging instructions or which is not in any respect safe and prudent shall not be deemed to be Permitted Hazardous Materials for the purposes of this Lease.

                                   ARTICLE 8
                            Assignment or Sublease
                            ----------------------

     8.1   Transfers.

           (a) Consent Required. Tenant shall not assign this Lease in whole or in part, sublease all or any part of the Premises or otherwise sell, transfer or hypothecate this Lease or grant any right to use or occupy the Premises to another party (all of such events shall be referred to herein as a "Transfer" and any such assignee, purchaser, subtenant or other transferee shall be a "Transferee" for purposes of this Article) without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld or delayed for any Transfer occurring after the expiration of the limitation set forth in
Section 8.6 below. If Tenant intends to enter into a Transfer, Tenant shall give
-----------
Landlord at least thirty (30) days written notice of such intent. Tenant's notice shall set forth the effective date of such Transfer and shall be accompanied by an exact copy of the proposed agreements between Tenant and the proposed Transferee and complete financial information regarding the proposed Transferee. If requested by Landlord, Tenant shall provide Landlord with (a) any additional information or documents reasonably requested by Landlord relating to the proposed Transfer or the Transferee, and (b) an opportunity to meet and interview the proposed Transferee. This Lease may not be transferred by operation of law. All of the following shall constitute Transfers subject to this Article 8: (x) if Tenant is a corporation that is not publicly traded on a
     ---------
national exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant's outstanding voting stock, shall constitute a Transfer; (y) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a

Transfer; and (z) if Tenant is a limited liability company, then a change in members in, or voting or decision-making control of, the limited liability company shall constitute a Transfer. Any change in ownership of Tenant's parent of the type described in (x), (y) or (z) above shall also constitute a Transfer subject to this Article 8. These provisions shall apply to any single
                ---------
transaction or any series of related or unrelated transactions having the effect described.

          (b) Permitted Transfers. Notwithstanding anything herein to the contrary, Landlord's consent shall not be required for any proposed Transfer by Tenant under this Article 8 to any of the following: (a) a wholly owned
                  ---------
subsidiary of Tenant; (b) an entity with which or into which Tenant may merge whether or not the Tenant is the survivor of such merger; (c) any entity that is controlled by, controls or is under common control with Tenant, or (d) entities in which Tenant has made a material investment (or which have made a material investment in Tenant) and entities with whom Tenant has a material business relationship other than simply as a sublessee or assignee of space, provided that such entities occupy less than ten thousand (10,000) square feet of Net Rentable Area in the aggregate and such space is not separately demised; provided, however, that any Permitted Transferee under clause (b) must have and
--------  -------                                      ----------
maintain credit equal to or better than Tenant's, as determined in Landlord's reasonable discretion. "Control" for purposes of this Article 8 shall mean
                                                      ---------
ownership of a majority voting interest in any such entity or the possession, directly or indirectly of the power to direct or cause the direction of the day-to-day management of the controlled entity. Each of the foregoing shall be a "Permitted Transferee" under this Lease; provided, however, that Tenant must
                                         --------  -------
provide Landlord with at least twenty (20) days prior written notice of any Transfer to a Permitted Transferee, together with such evidence as Landlord may reasonably request to establish that such Transfer is to a Permitted Transferee. A Transfer to a Permitted Transferee shall not be subject to the provisions contained in Sections 8.2 or 8.3 below. The rights under this Section 8.1(b) are
             ------------    ---                              --------------
personal to Onyx Software Corporation and may not be transferred or assigned to any other party.

     8.2 Landlord's Options. If Tenant proposes a Transfer the term of which (considering any options to renew or extend) could be more than three (3) years or for more than fifty percent (50%) of the remainder of the Term hereunder (except under Section 8.1(b)), then Landlord may elect to (a) terminate this
              --------------
Lease pursuant to the following paragraph as of the date specified by Tenant in its notice under Section 8.1, in which event Tenant shall be relieved of all
                 -----------
further obligations hereunder as to such space; (b) permit Tenant to complete the Transfer on the terms set forth in such notice, subject, however, to such reasonable conditions as Landlord may require and to the balance of this Article
                                                                         -------
8; or (c) deny the request to Transfer the Lease. Landlord shall have a period
-
of twenty (20) days following any interview and receipt of such additional information as Landlord requests (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to respond to Tenant's request. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (a) above and to have denied consent to the proposed Transfer. In deciding whether to consent to a proposed Transfer, Landlord may consider any factors that Landlord deems relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed Transferee would be a Permitted Use; (ii) whether the proposed Transferee is of sound financial condition and has sufficient financial resources and business expertise, as determined by Landlord, to perform under this Lease; (iii) whether the proposed Transferee's use involves the storage, use, treatment or disposal of any Hazardous Materials; (iv) whether the proposed use or the proposed Transferee could cause the violation of any covenant or agreement of Landlord to any third party or sublessee or permit any other tenant to terminate its lease; (v) whether the proposed Transferee leases or occupies any other space in the Building; (vi) whether the terms of the Proposed Transfer are reasonable; and (vii) whether there is other comparable space available for lease in the Project. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief.

     Notwithstanding the foregoing, if Tenant proposes a Transfer (except under
Section 8.1(b), then Landlord may elect to (A) to terminate the Lease as to the
--------------
Affected Space (as hereinafter defined) only if
the proposed Transfer would result in the Total Affected Space (as hereinafter defined) exceeding fifty percent (50%) of the Net Rentable Area in the Premises; or (B) terminate this Lease as to the Total Affected Space as of the date specified by Tenant in its notice under Section 8.1 if the Total Affected Space
                                        -----------
equals or exceeds fifty percent (50%) of the Net Rentable Area in the Premises. As used herein, the term "Affected Space" shall mean all Net Rentable Area covered by a particular proposed or approved Transfer, and the term "Total Affected Space" shall mean the sum of the Affected Space in the proposed Transfer and all Affected Space in all prior Transfers approved by Landlord hereunder (to the extent such Transfers have not terminated or expired). In the event Landlord exercises its option under clause 8.2(a), then at Landlord's
                                          -------------
election, Tenant shall either assign its interest in and under all prior Transfers to Landlord or terminate such prior Transfers and direct the subtenant or assignee to enter into a new direct lease with Landlord on substantially the same terms of such prior Transfer.

     8.3 Minimum Rental; Division of Excess Rent. In any Transfer of this Lease, Tenant shall seek to obtain from the Transferee consideration reflecting the then-current Fair Market Rent (as defined in Section 2.6 above but without
                                                 -----------
any requirement that the parties arbitrate) for the space subject to such Transfer. Any rent or other consideration realized by Tenant in connection with or as a result of any Transfer in excess of the Base Rent payable hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like) shall be divided between Landlord and Tenant and Landlord's share shall be paid promptly to Landlord as Rent hereunder; provided,
                                                                       --------
however, that Landlord shall be entitled to receive the total rent and other
-------
consideration if an Event of Default is outstanding under this Lease until such default is cured. Landlord's share of such sums shall be seventy-five percent (75%) and Tenant's share shall be twenty-five percent (25%).

     8.4 Tenant Not Released. No Transfer by Tenant (including a Transfer to a Permitted Transferee) shall relieve Tenant of any obligation under this Lease and Tenant shall remain primarily liable hereunder. Any Transfer that conflicts with the provisions hereof shall be void. No consent by Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this Article 8 as they apply to any such
                                        ---------
future Transfers. Following any Transfer, the obligations for which the Tenant or subsequent transferor remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the Transferee, whether or not such amendments are made with knowledge or consent of the transferor.

     8.5 Written Agreement. Any Transfer must be in writing and the Transferee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease with respect to the space transferred, provided that no such assumption shall be deemed a novation or other release of the transferor. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents and any amendment thereto during the Term.

     8.6 No Transfer Period. Tenant shall not enter into any Transfer of this Lease, other than to a Permitted Transferee, until the earlier of (a) three (3) years after the Term Commencement Date, or (b) the date on which the Project is initially ninety percent (90%) leased pursuant to leases not then in default.

     8.7 Conditions. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may require including, construction of any improvements reasonably deemed necessary or appropriate by Landlord by reason of the Transfer. Any improvements, additions, or alterations to the Building or the Project that are required by any law, ordinance, rule or regulation, or are reasonably deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant in accordance with Section 6.7, without cost or expense to Landlord.
                -----------

     8.8 Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with any request for consent under this Article 8 (even if consent
                                                      ---------
is denied or the request is withdrawn) and such reimbursement shall include the reasonable allocated cost of Landlord's or its management company's staff plus all out-of-pocket expenses, including reasonable attorneys' fees, on demand.

     8.9 No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Project, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.

     8.10 No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.

                                   ARTICLE 9
                    Condition and Operation of the Project
                    --------------------------------------

     9.1 No Warranty. Landlord's entire obligation with respect to the condition of the Premises, its suitability for Tenant's uses and the improvements to be installed therein shall be as stated in Exhibit C. Landlord
                                                           ---------
shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Premises, Building or Project or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.

     9.2 Project Alterations. Landlord may, in its sole discretion, at any time and from time to time: (a) make alterations, structural modifications, seismic modifications or additions to the Building (including building additional stories) or the Project; (b) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Buildings) within the Project or its operations; (c) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; (d) change the name, number or designation by which the Building or the Project is commonly known; or (e) alter or relocate any portion of the Common Areas or any other common facility provided, however, that such change shall not permanently,
                      --------  -------
materially and adversely affect Tenant's use of the Premises. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and the Project, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes, except to the extent Section 5.6 of this Lease gives Tenant the right
                               -----------
to install a sign on a portion of the Building. Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Project outside the Premises provided that Landlord shall not permanently and materially impair Tenant's use of the Premises.

                                  ARTICLE 10
                                 Lender Rights
                                 -------------

     10.1 Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Project and to each mortgage, deed of trust or other financing or security agreement which may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the "Senior Instruments") provided that so long as Tenant is not in default hereunder beyond any applicable cure period in this Lease, Tenant shall have continued enjoyment, possession, use and occupancy of the Premises and any and all rights under this Lease for the term of this Lease and any extensions thereof free from any disturbance or interruption by reason of any foreclosure of any such deed of trust, mortgage or the exercise of any remedies by the lessor under any such ground lease. This

Section 10.1 shall be self-operative and no further instrument of subordination
------------
need be required by any lessor or any holder or beneficiary of any Senior Instrument (collectively, the "Senior Parties"). Promptly following execution hereof and thereafter upon request of any Senior Party, Tenant, Landlord and any Senior Party shall execute promptly any certificate or instrument in any reasonable form required by any Senior Party including but not limited to a subordination, nondisturbance and attornment agreement ("SNDA") in substantially the form attached hereto as Exhibit F, to confirm such subordination and non-
                            ---------
disturbance. Tenant shall deliver the same to Landlord within ten (10) days following receipt thereof.

     10.2 Attornment. In the event of the enforcement by any Senior Party under any Senior Instrument provided for by law or by such Senior Instrument, Tenant shall attorn to any person or party succeeding to the interest of Landlord as a result of such enforcement including any purchaser of all or any portion of the Project at a public or private foreclosure sale or exercise of a power of sale under such mortgage or deed of trust (collectively, "Successor") and shall recognize such Successor as the Landlord under this Lease without change in the terms or other provisions of this Lease, except to the extent provided in the SNDA required hereunder. Notwithstanding the foregoing, a Senior Party may elect at any time to cause its interest in the Project to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of King County, Washington effecting such election and providing Tenant with notice of such election. In no event shall any Senior Party or any Successor have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit unless, and then only to the extent that, such Senior Party or Successor actually receives all or any part of the Security Deposit. Tenant, upon Landlord's or any Successor's request, shall execute and deliver to Landlord a SNDA to confirm such attornment within ten (10) days after written request therefor.

     10.3 REAs. Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal access or easement agreements whether now or in the future affecting the Project (the "REAs"); provided, however, any future REAs shall not materially adversely affect any
--------  -------
specific rights granted to Tenant hereunder with respect to parking or access.

     10.4 Estoppel Certificate. Within ten (10) days of a written request from Landlord, Tenant shall execute and deliver to Landlord any estoppel certificate addressed to Landlord and/or to any Senior Party or prospective Senior Party or, any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form supplied by Landlord or such other addressee, certifying as to such facts (if true) and agreeing to such reasonable notice and cure provisions and other matters as the addressee may reasonably require, including but not limited to an estoppel certificate in the form of Exhibit G attached
                                                          ---------
hereto. In the event that Tenant fails or refuses to deliver an estoppel certificate to Landlord within ten (10) days of a written request, then Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate provided and Tenant shall be estopped from denying the correctness of each such statement, and the addressee thereof may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant.

                                  ARTICLE 11
                                   Insurance
                                   ---------

     11.1 Landlord's Casualty Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Project against loss or damage by fire or other insurable hazards (including earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof or, in the alternative, insuring for one hundred percent (100%) of the replacement cost thereof as determined by Landlord's insurer from time to time (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations or such other coverage as Landlord deems appropriate for the Project.

Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies ("Tenant's Personal Property"), or any Tenant Extra Improvements or Alterations that Tenant may make upon the Premises. If the annual premiums paid by Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, within thirty (30) days after receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein.

     11.2 Liability Insurance. Landlord (with respect to the Project) and Tenant (with respect to the Premises and Project) shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00), per occurrence, combined single limit, for bodily injury (including death and property damage). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's insurance required hereunder shall be written to be primary with any other insurance available to Landlord being excess. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

     11.3  Tenant's Additional Insurance.

           (a) All Risk Coverage. Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an "all risk" policy (including without limitation sprinkler leakage and water damage), insuring the full replacement cost of any Tenant Extra Improvements, any Alterations and Tenant's Personal Property.

           (b) Workers' Compensation Insurance. Throughout the Lease Term, Tenant, at its own expense, shall keep and maintain in full force and effect workers' compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

           (c) Other. Such other form or forms of insurance as are generally required or obtained for similar projects, as Landlord or any mortgagee of Landlord may reasonably require from time to time, against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

           (d) Form of Policy. All policies required to be carried by Tenant, under this Article 11 shall be written with solvent, financially responsible
           ----------
companies authorized to do business in the State of Washington with a Best & Company rating of "B+IX" or better, and shall name Landlord, Landlord's property manager and any Senior Party as an additional insured, and each insurer shall agree not to cancel or alter the policy without at least thirty (30) days prior written notice to Landlord and all named and additional insureds. Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written reasonable approval.

          (e) Certificates. Prior to commencement of the Term, and thereafter during the Term, at least fifteen (15) days prior to the expiration date of any such coverage, Tenant shall deliver to Landlord a certificate or certificates of the insurance required hereunder. If Tenant fails to provide such proof of insurance, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as an Extra Service.

     11.4    Indemnity and Exoneration.

             (a)    Except as provided in Section 11.4(c), Landlord shall not be
                                          ---------------
liable to Tenant for any loss, damage or injury to person or property caused by
(i) theft, fire, vandalism, assault, battery, act of God, acts of the public enemy, acts of terrorists or criminals, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or (ii) the active negligence or willful misconduct of Tenant or Tenant Parties, or (iii) repair or alteration of any part of the Project or failure to make any such repair except as expressly otherwise provided in this Lease.

         AK
         --------------------
         Tenant's Initials

             (b) Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees, and experts' fees) to the extent arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the negligence or willful misconduct of Tenant or Tenant Parties; provided, however, that the foregoing indemnity shall
                          --------  -------
not be applicable to the extent the claims arise by reason of the negligence or willful misconduct of Landlord, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall be subject to the terms of this indemnity.

             (c) Landlord shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees, and experts' fees) to the extent arising out the negligence or willful misconduct of Landlord, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall not be subject to the terms of this indemnity; provided, however, that the foregoing indemnity shall not include claims to the
--------  -------
extent arising by reason of the negligence or willful misconduct of Tenant or Tenant Parties.

             (d) To the extent, but only to the extent, necessary to fully indemnify the parties from claims made by the indemnifying party or its employees, the indemnities herein constitute a waiver of the indemnifying party's immunity under the Washington Industrial Insurance Act, RCW Title 51, as between Landlord and Tenant only.

     11.5 Indemnity for Liens. Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Project, except to the extent any such claim is the result of nonpayment or nonperformance by Landlord.

     11.6 Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of fire, the elements, or any other cause that could be insured against under the term of an "all risk" insurance policy or other casualty insurance coverages which are required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable, and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     11.7 Rental Abatement Insurance. Provided that such insurance is available on commercially reasonable terms, Landlord shall carry rental abatement insurance on such terms and with such deductibles as Landlord deems reasonable in its discretion and the costs thereof shall be an Operating Cost.

                                  ARTICLE 12
                          Casualty and Eminent Domain
                          ---------------------------

     12.1 Damage and Destruction. If a fire or other casualty in the Premises or the Project occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall apply to any fire or other casualty:

          (a) If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same; provided, however, that Landlord
                                            --------  -------
shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage.

          (b) If portions of the Project outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and (i) the Premises and the Project can both, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and (ii) Landlord determines that such reconstruction is economically feasible, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to
                  --------  -------
expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage and Landlord shall have no obligation to repair or restore Tenant Extra Improvements or Alterations.

          (c) If (i) the Premises should be damaged by any occurrence not covered by Landlord's insurance, or (ii) the Premises or the Building should be damaged to the extent that the damage cannot, in Landlord's reasonable opinion be restored within six (6) months from the date of damage, or (iii) the Building should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, notwithstanding that the Premises may be undamaged, or (iv) if the damage occurs during the last two (2) years of the Term, Landlord may elect either to repair or rebuild the Premises or the Building or to terminate this Lease upon giving notice in writing of such election to Tenant within sixty
(60) days after the happening of the event causing the damage.

          (d) During any period when the Premises are rendered untenantable because of any casualty, Base Rent shall abate proportionately until such time as the Premises are made tenantable as reasonably determined by Landlord or, if required by applicable law, a new certificate of occupancy is issued for the damaged portion of the Premises, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such
                                 --------  -------
abatement (i) except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Premises or the Project or (ii) if the damage is caused by Tenant or any Tenant Party.

          (e) The proceeds from any insurance paid by reason of damage to or destruction of the Project or the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 12.1, all proceeds of insurance required to be
                   ------------
maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds
                     --------  -------
of insurance payable in connection with Tenant's Personal Property.

          (f) If the Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant's vacation of the Premises

          (g) Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

          (h)  If Landlord rebuilds the Premises under any provision of this
Article 12, Tenant shall repair and restore Tenant Extra Improvements and any
----------
Alterations at Tenant's expense so as to restore the Premises to the condition existing prior to such damage or destruction, or, at Landlord's election, Landlord may repair and rebuild the Tenant Extra Improvements or Alterations, at Tenant's sole cost and expense in accordance with Section 6.7 of this Lease. So
                                                  -----------
long as it does not delay completion of the restoration, Tenant may elect, at its expense, to update or redecorate the Premises in connection with the restoration but any changes shall be considered Alterations subject to the provisions of Section 6.7 above.
              -----------

          (i)  Notwithstanding any other provision of this Section 12.1, within
                                                           ------------
ninety (90) days after the occurrence of any casualty, Landlord shall notify Tenant as to the expected period of time needed to complete any repair or restoration. If (i) Landlord estimates that it will take more than three hundred sixty five (365) days to complete the repair or restoration after the occurrence of the casualty, and (ii) the damage or destruction renders a material portion of the Premises untenantable, then Tenant may elect to terminate this Lease by giving Landlord written notice of termination within twenty (20) days after receipt of Landlord's notice. If Tenant does not provide written notice within such time period, Tenant shall have permanently waived its right to terminate the Lease pursuant to this provision. In addition, if Landlord has not completed any restoration within three hundred sixty-five (365) days after the occurrence of the casualty (as such period may be extended by any period of Force Majeure or delay in receiving insurance proceeds, which period shall not exceed, in the aggregate, sixty (60) days), then Tenant may notify Landlord in writing that Tenant wishes to terminate the Lease. If Landlord has not completed restoration and delivered possession of the restored Premises to Tenant within thirty (30) days after the date of such notice then this Lease shall terminate and be of no further force and effect. If Landlord completes restoration and delivers possession of the restored Premises to Tenant within thirty (30) days after the date of such notice then this Lease shall continue in full force and effect.

     12.2 Condemnation.

          (a) If such portion of the Premises or any portion of the Project shall be taken or condemned for any public purpose and the remainder of the Premises are rendered untenantable, as reasonably determined by Landlord and Tenant, this Lease shall, at the option of either party, terminate as of the date of such taking. If this Lease is not terminated in its entirety then it shall terminate only as to the portion of the Premises taken and Base Rent and Tenant's Proportionate Share shall be adjusted to reflect the new Net Rentable Area of the Premises and/or the Project. If any portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Project not economically viable in Landlord's discretion, then whether or not the Premises or any part thereof is taken or conveyed, Landlord may by notice in writing to Tenant terminate this Lease, and the Base Rent and other charges shall be paid or refunded as of the date of termination.

          (b) If during the Term of this Lease the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority or in the event of conveyance in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

          (c) If a temporary taking of all or a portion of the Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

          (d) All compensation awarded for any such taking or conveyance whether for the whole or a part of the Premises shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant waives all claims against Landlord and the condemning authority for damages for termination of its leasehold interest or interference with its business and hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such separate award as may under the laws of the State of Washington be expressly allocated to Tenant's personal property or relocation expenses, provided that such award shall be made by the court in addition to and shall not result in a reduction of the award made to Landlord.

                                  ARTICLE 13
                                    Default
                                    -------

     13.1 Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

          (a)  Abandonment.  Intentionally Omitted;

          (b)  Non-payment of Rent. Failure to pay any installment of Base
Rent, Operating Costs or other items of Rent when payment is due, if such failure is not cured within three (3) Business Days after written notice of such failure; provided, however, that Landlord shall provide thirty (30) days written
         --------  -------
notice to Tenant of each scheduled increase in Base Rent and Estimated Operating Costs and Tenant shall not be in default if it does not increase its monthly payment for any payment due during such thirty (30) day notice period;

          (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Sections
                                                                   --------
13.1(b), 13.1(i) and 13.1(j), such failure continuing for twenty (20) days after
----------------------------
written notice of such failure (or with respect to non-monetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

          (d) General Assignment. A general assignment for the benefit of creditors by Tenant or any guarantor of Tenant's obligations hereunder ("Guarantor");

          (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

           (f) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days after creation thereof;

           (g)  Attachment.    The attachment, execution or other judicial
seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof;

           (h)  Insolvency.    The admission by Tenant or Guarantor (if any) in
writing of its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

           (i)  Execution  of  Documents.   Failure to execute and return any
estoppel certificate or subordination agreement required pursuant to Article 10
                                                                     ----------
within the time limits set forth therein, and such failure is not cured within five (5) Business Days after written notice of such failure;

           (j) Letter of Credit/Security Deposit. Failure to provide the Security Deposit or Letter of Credit as and when due.

     13.2  Remedies Upon Default.

           (a) Termination. If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

           (b) Continuation After Default. After an Event of Default, even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 13.2(a) hereof, and Landlord may enforce all
                          ---------------
of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

           (c) Cure. Landlord may cure such default or perform such obligation on Tenant's behalf and at Tenant's expense as an Extra Service. Tenant shall reimburse Landlord on demand pursuant to Section 5.4.
                                         -----------

     13.3 Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 13.2(a) hereof, Landlord shall have all
                              ---------------
the rights and remedies of a landlord under applicable law and, in addition, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that

Tenant proves could be reasonably avoided; (d) all costs incurred by Landlord in reletting the Premises, including without limitation, brokerage commissions, attorneys' fees, marketing and advertising expenses and expenses of cleaning, restoring or remodeling the Premises; and (e) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (a) and (b) shall be computed with interest at the Prime Rate plus five percent (5%) or the highest lawful commercial interest rate, whichever is the lower. As used herein, the term "Prime Rate" shall mean the prime commercial lending rate publicly announced from time to time by Bank of America N.A., or its successor. The "worth at the time of award" of the amount referred to in (c) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence. Notwithstanding any other provision in this Lease to the contrary, Landlord shall make commercially reasonable efforts to mitigate its damages but shall not be required to give preferential treatment to the Premises if Landlord is seeking to lease other vacant space.

     13.4 Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 13.3, unpaid Rent shall consist of
                                    ------------
the sum of:

           (a)   the total Base Rent for the balance of the Term, plus

           (b) a computation of the Operating Costs for the balance of the Term, the assumed Operating Costs for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Costs for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five
(5) calendar years as determined by reference to the Consumer Price Index - All Items for Seattle-Tacoma-Bremerton, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar (provided, however, that if no
                                            --------  -------
successor index is published by the United States Department of Labor, Landlord may select in its reasonable discretion a substitute index or method of measuring inflation).

     13.5 Late Charge. In addition to its other remedies, if any payment of Rent is not received by the fifth (5th) day after the due date thereof, Tenant shall pay a late fee in an amount equal to three percent (3%) of the delinquency for each month or portion thereof that the delinquency remains outstanding, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The provision for a late charge set forth in this Section
                                                                    -------
13.5, and any collection of a late charge by Landlord, shall not be deemed a
----
waiver of any breach or Event of Default by Tenant under this Lease. If Tenant's Rent checks are returned by the bank without payment then Landlord may require Tenant to pay future installments of Rent by certified or cashiers' check.

     13.6 Remedies Cumulative. All of the remedies permitted or available to Landlord or Tenant under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

     13.7 Tenant's Remedies. Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within sixty (60) days after its receipt of notice thereof from Tenant, or if such default is not capable of being cured within said sixty (60) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion. In no event shall Landlord be liable for consequential damages. Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to all Senior Parties as required by

Section 14.7 below, and (b) a reasonable time for such Senior Party, at its
------------
option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Senior Party required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Senior Party shall have no obligation to Tenant to cure or remedy any act or omission of Landlord. Tenant shall look solely to Landlord's interest in the Building (including without limitation the rents, issues and profits therefrom and all insurance proceeds paid to Landlord in connection therewith) for recovery of any judgment from Landlord whether from a breach hereof or from a right created by statute or at common law. Landlord and Landlord Parties shall not be personally liable for any such judgment. Tenant agrees that no other property or assets of Landlord or any partner or member of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; no partner or member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); no service of process shall be made against any partner or member of Landlord (except as may be necessary to secure jurisdiction over Landlord); no judgment shall be taken against partner or member of Landlord; no writ of execution shall ever be levied against the assets of any partner or member of Landlord; and these covenants, limitations and agreements are enforceable both by Landlord and by any partner or member of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Senior Instrument.

         If Landlord fails to perform any its repair and maintenance obligations under this Lease and (i) written notice of such failure is given to Landlord by Tenant, (ii) such failure persists for a period of ten (10) consecutive Business Days beyond the date of said written notice from Tenant, (iii) such failure renders the Premises or any material portion thereof untenantable or unfit for Tenant's use and Tenant ceases to use the Premises or the affected portion thereof, and (iv) Landlord is not diligently pursuing a cure of such failure; then Tenant may provide a second notice to Landlord (and all Senior Parties to the extent required by Section 14.7 below) stating that if such failure is not
                       ------------
cured within ten (10) Business Days thereafter, Tenant intends to commence cure and specifying the steps that Tenant will take to effect such repairs or maintenance. If Landlord has not commenced or is not diligently pursuing a cure within ten (10) Business Days after receipt of such second notice, Tenant may take the steps outlined in its notice to Landlord using qualified contractors. Notwithstanding the foregoing, Tenant shall not be permitted access to any equipment or facilities that serve other tenants' premises in the Project. Tenant shall be solely responsible for any loss or damage arising from its efforts to cure the interruption. Landlord shall reimburse Tenant for the reasonable costs and expenses incurred in taking such actions within thirty (30) Business Days of written demand from Tenant. If Landlord fails to so reimburse Tenant, and Tenant obtains a judgment or arbitration award against Landlord for its reasonable costs and expenses incurred in taking such actions, Tenant shall have the right to offset the amount of such judgment or award against Base Rent next due under this Lease; provided, that Tenant may not offset more than twenty-five thousand ($25,000) against Base Rent due in any one (1) month although Tenant may continue the offset up to such maximum monthly amount until Tenant has recovered the full amount due to Tenant under such award or judgment.

                                  ARTICLE 14
                                 Miscellaneous
                                 -------------

         14.1 No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver of an event of default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord or Tenant unless made in writing and no such waiver shall be implied from any omission by Landlord or Tenant to take action with respect to such default or other such matter. No express written waiver by Landlord or Tenant of any event of default, or other such matter, shall affect or cover any other default, matter or period of time, other than the default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord or Tenant of any default, or other matter, shall not be deemed to be a waiver of any subsequent default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease.

        14.2 Holding Over. If Tenant (or anyone claiming under Tenant) remains in possession after expiration or termination of this Lease without the written consent of Landlord, Tenant shall comply with all terms and conditions of this Lease except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to the greater of (a) one hundred fifty percent (150%) of the Base Rent for the last month of the Term; or (b) the then current fair market rent, together with such other amounts as may become due hereunder. No occupancy or payment of Rent by Tenant after expiration of the Term shall operate to renew or extend the Term. If Tenant remains in possession after the expiration or termination of this Lease without Landlord's consent, in addition to the payment described in the first sentence of this Section 14.2,
                                                                ------------
Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Premises effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, attorneys' fees and Landlord's lost revenues. If Tenant holds over with the consent of Landlord in writing Tenant shall thereafter occupy the Premises under this Lease on a month-to-month basis and Base Rent shall be increased to one hundred twenty-five percent (125%) of the Base Rent for the last month of the Term.

        14.3 Attorneys' Fees. If either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

        14.4 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties and if required by Section 10.2, consented to by any Senior Party.
            ------------

        14.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project. If Landlord sells or otherwise transfers the Building or the Project, or if Landlord assigns its interest in this Lease, other than an assignment solely for security purposes, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect. Landlord or any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such person's or party's ownership.

        14.6 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision if this Lease shall be valid and shall be enforceable to the extent permitted by law.

        14.7 Notices. All notices, demands, consents and approvals that may or are required to be given by either party to the other hereunder shall be in writing and shall be given by personal delivery or by United States mail, certified or registered, postage prepaid, or by a nationally recognized overnight courier service and addressed to the party to be notified at the address for such party specified on the Basic Lease Information Sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be effective upon the earlier of receipt or one (1) day after deposit with an overnight courier service or three (3) days after deposit in the U.S. mail. Tenant shall deliver a copy of any notice given to Landlord to (a) Landlord's property manager, (b) any Senior Party whose address is known to Tenant as a result of any notice given to Tenant under the terms of this Section or pursuant to any subordination or other agreement between Tenant and such Senior Party. Tenant appoints as its agent to receive service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

        14.8  Intentionally Omitted.

        14.9 No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and until it has been approved in writing by any Senior Party and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be requested by any Senior Party so long as such do not increase Rent or other charges due from Tenant hereunder or otherwise materially alter Tenant's rights hereunder.

        14.10 Integration and Interpretation. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement. The following Exhibits and schedules are attached hereto and incorporated by this reference as if fully set forth herein:

               Exhibit A-1       Site Plan of the Premises
               Exhibit A-2       Site Plan of the Project
               Exhibit A-3       Location of Cafe
               Exhibit B         Legal Description of the Project
               Exhibit C         Initial Improvement of the Premises
               Schedule C-1      Base Building Improvements
               Schedule C-2      Definition of Building Standard Improvements
               Exhibit D         Rules and Regulations
               Exhibit E         Lease Commencement Certificate
               Exhibit F         Form of Subordination, Nondisturbance and
                                 Attornment Agreement
               Exhibit G         Form of Estoppel Certificate
               Exhibit H         Form of Letter of Credit
               Exhibit I         Location of Generators

        14.11 Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, within twenty (20) days after request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Premises, the Project and this Lease.

        14.12 No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

        14.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

        14.14 Memorandum of Lease. The parties shall, within twenty (20) days after request of Landlord or Tenant, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording which shall include the subordination provisions hereof. Tenant shall simultaneously execute and deliver to Landlord a recordable form of agreement releasing such memorandum.

        14.15 Survival. All of Tenant's covenants and obligations contained in this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

        14.16 Financial Statements. If Landlord intends to sell all or any portion of the Building or Project (or any interest therein), or obtain a loan secured by the Building or Project (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. If Tenant is a corporation that is not publicly traded on a national exchange, then Landlord will use good faith efforts to keep confidential any financial statements provided to Landlord by Tenant, provided that such information may be disclosed to Landlord's attorneys, advisors, employees, lenders, potential lenders or prospective purchasers, or any other party with an interest in the Project, subject to the confidentiality provisions of this sentence.

        14.17 No Joint Venture. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

        14.18 Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

        14.19 Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of Washington. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of King, Washington (excepting appellate courts).

        14.20 Time of the Essence. Time is of the essence of each and every covenant herein contained. If a date for performance hereunder falls on a day which is not a Business Day, then the date for performance shall be extended to the next Business Day thereafter. If either party to this Lease, as the result of any (i) strikes, lockouts, or labor disputes; (ii) failure of power or other utilities; (iii) inability to obtain labor or materials or reasonable substitutes therefor; (iv) war, governmental action, court order, condemnation, civil unrest, riot, fire or other casualty; (v) extreme or unusual weather conditions, acts of God or unforeseen soil conditions; or (vi) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (except for financial inability) (collectively "Force Majeure"), fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligation to pay Rent under this Lease or its obligations to pay any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder.

        14.21 Interpretation. Except as specifically provided otherwise in this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder or when deciding to grant its approval of any Tenant act. The term, "including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Expiration Date shall survive termination of the Lease.

        14.22  Parking.

               (a) Parking Passes and Rates. Unless Tenant is in default hereunder beyond any applicable cure period, Tenant shall be entitled to and shall pay for parking stickers and/or cards equal to the number of parking passes (the "Parking Passes") set forth in Item 13 of the Basic Lease
                                           -------
Information Sheet, except that during the six (6) month period commencing on the Rent Commencement Date, Tenant may elect to use and pay for as few as two (2) Parking Passes per One Thousand (1,000) square feet of Useable Area in the Premises. Tenant shall pay the monthly fee per Parking Pass established by Landlord from time to time for the applicable type of permit, plus any tax or assessment imposed by any governmental authority in connection with such parking privileges. The base monthly fee shall be Seventy-five and 00/100 Dollars ($75.00) per Parking Pass during the first Lease Year and is subject to change at any time; provided, however, that the base monthly fee shall not increase by
             --------  -------
more than Seven and 00/100 Dollars ($7.00) per year on a cumulative basis over the Term, as shown in the chart below:


                                                  Maximum Base Monthly Fee
             Lease Year                              per Parking Pass
             ----------                              ----------------

                  1                                       $  75.00
                  2                                       $  82.00
                  3                                       $  89.00
                  4                                       $  96.00
                  5                                       $ 103.00
                  6                                       $ 110.00
                  7                                       $ 117.00
                  8                                       $ 124.00
                  9                                       $ 131.00
                 10                                       $ 138.00

Each Parking Pass shall entitle the vehicle on which the Parking Permit is presented to park in the parking garage located beneath the Buildings (the "Garage") during Normal Office Hours on a non-preferential and non-exclusive basis. Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant. Landlord may offer Tenant additional parking passes on the same terms and conditions as such passes are offered to other tenants and to the general public (but at the monthly rates set forth above) if Landlord determines, in its sole discretion, that additional monthly passes can be made available. Tenant is not granted any preferential rights to purchase any additional parking passes and any such additional passes shall provided on a month to month basis and shall not increase Tenant's allocation hereunder.

               (b) Use of Garage. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate areas within the Garage for short term or non-tenant parking only and Landlord may change such designations from time to time. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking; provided
                                                                    --------
that any parking management program shall be commercially reasonable and generally commensurate with parking management programs at other class A office building parking garages in the City of Bellevue.

         Landlord may operate the Garage or, in its discretion, may arrange for the Garage to be operated by a third party and, for purposes of this Section
                                                                         -------
14.22,  such  operator  shall be  entitled  to  exercise  any rights  granted to
-----
Landlord under this Section. Upon request, Tenant will execute and deliver a parking agreement with the operator of the Garage on the operator's standard form of agreement. If Landlord hires a third party to operate the Garage then the monthly parking charges shall be paid to such operator at such place as the operator may direct but the parking charges shall be considered Rent hereunder. Landlord shall not be released from its obligations under this Lease with respect to parking if the Garage is operated by a third party operator.

         14.23 Antenna. Tenant shall have the right to use up to Tenant's Proportionate Share of the space on the roof of either Building available to tenants in such Building to install, maintain and repair antenna and/or satellite dishes for the purpose of serving and providing Tenant's company communications (the "Antenna"), at Tenant's sole cost and expense. The Antenna may not be used for commercial purposes. The right granted herein is personal to Onyx Software Corporation and shall not be assignable to any other party in connection with any assignment of this Lease or any sublease of all or any part of the Premises except a Permitted Transferee and Tenant may not grant any other party any right to use the Antenna for any purpose whatsoever. The design, appearance, size, location and method of installation of the Antenna shall be subject to Landlord's reasonable approval and to all applicable laws and regulations. Landlord does not represent that the Antenna will be permitted under applicable laws or that the Antenna will function and Tenant shall be solely responsible for designing the Antenna to comply with laws and to be compatible with the design of the Building and the other equipment located on the roof. If at any time the Antenna ceases to be permitted under applicable laws, Tenant's rights under this Section shall terminate and be of no further force and effect. Upon termination of Tenant's rights under this Section or upon Lease termination, Tenant at its sole cost and expense shall promptly remove the Antenna and all related wiring and equipment from the Building and shall restore the Building to its condition prior to such installation. Tenant shall be solely responsible for installation and maintenance of the Antenna and shall ensure that installation and maintenance do not void or limit any warranty Landlord may have on the roof or roof membrane. Tenant shall provide Landlord with full plans and specifications for the Antenna prior to installation thereof and such plans shall include details regarding Tenant's proposed method of installation. Subject to availability of such space, Tenant shall be permitted to install, maintain, remove and replace cables or lines within the Building outside the Premises (at locations designated by Landlord) to connect the Antenna to the Premises at no charge to Tenant. Prior to commencement of any work hereunder, Tenant shall obtain and deliver to Landlord all necessary governmental permits for the Antenna and related equipment. Tenant shall indemnify and hold harmless Landlord from any Claims arising out or in connection with the Antenna or the related equipment in the Building. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of connecting the Antenna to the Premises and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the Antenna or related equipment. Tenant acknowledges that riser space is a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants.

         14.24  Special Project Development Features.

                (a) Project Conference Center. Landlord shall include in the development of the Project, a conference center (the "Conference Center") for use by Tenant and other tenants in the Project, in accordance with rules and procedures (including payment of a reasonable usage fee no greater than that charged to other tenants in the Project) promulgated by Landlord. The rules shall be designed to treat all tenants in the same manner and shall not provide preferential treatment to any tenant, including Tenant. The size, location and design of, and improvements in, the Conference Center shall be subject to Landlord's sole discretion.

                (b) Exercise Room. Landlord shall include in the development of the Project an "Exercise Room" for use by Tenant and other tenants in the Project. Use of the Exercise Room shall be in accordance with rules and procedures (which may include payment of a reasonable usage fee no greater than that charged to other tenants in the Project) promulgated by Landlord. The rules shall be designed to treat all tenants in the same manner and shall not provide preferential treatment to any tenant, including Tenant. The final size, location and design of, and improvements in, the Exercise Room shall be subject to Landlord's sole discretion.

         14.25 Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealing with any broker or agent other than the Broker(s) identified in the Basic Lease Information Sheet as Item 16. Tenant and
                                                             -------
Landlord shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.

         14.26 Phased Development. Tenant acknowledges that the Project may be developed in phases and that some of the Buildings or Common Areas may be under construction after the Term commences or may not be constructed at all. Tenant shall have no claim against Landlord for any loss or damage relating to such construction (except for personal injury claims to the extent covered by Landlord's indemnity in Section 11.4(c) above) or lack of construction so long
                        ---------------
as Tenant has access to the Premises and to the number of parking spaces in the Garage required hereunder.

         14.27  Generator.

                (a)  Subject to the terms of this Section 14.27, Tenant shall
                                                  -------------
have a non-exclusive right to install diesel fuel powered emergency power generators, a diesel fuel tank, its enclosures, connectors to electrical service and conduit to the Premises (the "Generators") and associated uninterrupted power supply switching facilities, its enclosures, connectors to electrical service and conduit to the Premises (the "UPS") in the Garage in the location generally depicted on Exhibit I or in
                      ---------
other locations reasonably acceptable to Landlord and Tenant. Prior to installation, Landlord must approve, which approval shall not be unreasonably withheld, conditioned or delayed: (1) the actual Generators and the UPS, (2) drawings submitted by Tenant showing the Generators and UPS to be installed, method of installation and such other information concerning the installation, use and maintenance of the Generators and the UPS which Landlord may request, and (3) the contractor selected by Tenant to install the Generators and the UPS, and the non-financial terms of the contract between Tenant and its contractor that may affect the Project. The Generators and the UPS shall be painted in a color approved by Landlord to match the adjacent improvements. Tenant shall be solely responsible for obtaining (with Landlord's approval) all permits and approvals required by any governmental entities to install, operate, maintain, or decommission the Generators and the UPS. Tenant shall repair and maintain the Generators and the UPS at Tenant's sole cost and expense using contractors approved by Landlord, and Tenant shall comply with all the laws, rules, regulations, ordinances and standards of all governmental authorities having jurisdiction over the Project to the extent such laws, rules, regulations, ordinances and standards concern the Generators and/or the UPS. Tenant shall be responsible for all additional costs of any kind whatsoever incurred by Landlord attributable to the use, presence, operation, maintenance, or decommissioning of the Generators or the UPS as an Extra Service. Tenant shall pay for all utilities used or consumed in connection with the Generators or the UPS. Tenant shall pay all personal property taxes, if any, separately assessed with respect to the Generators or the UPS; and if and to the extent the Generators or the UPS are assessed for tax purposes as part of the Building or Landlord's personal property, Tenant shall reimburse Landlord for all taxes attributable to the Generators or UPS on the earlier of (i) thirty (30) days after Landlord's written demand for such taxes, or (ii) the date such taxes are due. The Generators and the UPS shall be used only for periodic testing and in the event Tenant's primary electrical service is interrupted. All testing shall take place at times reasonably selected by Landlord to minimize interference with other tenants. The Generators and the UPS shall be used for backup power for Tenant, and may not be used as a primary power source or by any other person or entity without Landlord's consent which shall be in Landlord's complete and sole discretion.

        (b) Installation, maintenance and use of the Generators and the UPS shall be designed and operated in such a way as to prevent or minimize in a manner acceptable to all affected parties any interference with the Base Building systems of the Buildings or the Project or the quiet enjoyment by any other tenant or occupant of the Buildings or Project. The Generators and the UPS shall at all times during the term of this Lease remain the property of Tenant. Tenant shall within twenty (20) days following expiration or earlier termination of this Lease, (i) remove the Generators and the UPS from the Project; (ii) restore the Buildings and Project to the condition existing prior to the installation of the Generator and IPS and (iii) repair any damage caused by such removal so that the Buildings and the Project are restored to the condition depicted on the Building Plans as it existed prior to the installation of the Generators and the UPS. During such period of removal, restoration and repair, Tenant shall coordinate with Landlord to minimize disruption or interference with the operations of the Project and Tenant shall continue to pay Rent as provided in Section 14.27(c) below. If Tenant fails to so remove the Generators
            ----------------
and the UPS and restore such Buildings or the Project, Landlord may do so on Tenant's behalf as an Extra Service and Tenant shall reimburse Landlord for such within ten (10) days after receipt of a written request for payment or Landlord may deduct such costs from Tenant's Security Deposit. Landlord agrees to permit Tenant reasonable access to the common areas of the Buildings or the Project to facilitate the use of the Generators and the UPS and the removal of the Generators and UPS. The Generators and the UPS shall be installed and used at Tenant's sole risk, and in no event shall Landlord be liable under any circumstances for any damage to the Generators, the UPS or the loss of use related to the Generators or the UPS.

        (c) Tenant shall be solely responsible for complying with all laws, rules and regulations with respect to the Generators and the UPS and, prior to commencement of installation, Tenant shall obtain all necessary governmental permits therefor. Tenant shall obtain insurance (naming Landlord as an additional insured) insuring against any loss or damage arising out of or relating to any contamination or release of any fuel from the Generator and shall not be permitted to install the fuel tank until Tenant has provided a certificate of such policy to Landlord. Tenant shall be permitted to install, maintain, remove and replace conduit, cables or lines and ducts within the Buildings outside the Premises to connect the Generators to the Premises and to exhaust fumes at locations designated by Landlord. Tenant acknowledges that Landlord will be prevented from selling parking permits for the space occupied by the Generators and UPS and Tenant shall pay Landlord, as Rent for the space occupied by the Generators and UPS, a sum equal to the rate charged by Landlord for reserved parking spaces in the Garage which shall initially be equal to two hundred percent (200%) of the fee for a non-reserved Parking Pass under Section 14.22. The number of parking spaces eliminated to
                   -------------
accommodate the Generators and UPS shall be deducted from Tenant's allocation of Parking Passes. If the Generators or UPS fail to work properly or to provide power to the Premises, Landlord shall have no obligation or liability whatsoever with respect to such failure. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the Generators and UPS, and Landlord shall have no obligation to construct or designate additional riser space or other space outside the Premises to accommodate the Generators and UPS beyond what is included in the Base Building Improvements or any changes or Upgrades to the Base Building Improvements initially designed and approved by Landlord and paid for by Tenant pursuant to Exhibit C. Tenant acknowledges that
                                            ---------
riser space is a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Project tenants.

        14.28  Sales Tax Deferral.

               (a) In connection with the construction of the Tenant Improvements, Tenant may apply to the Washington State Department of Revenue (the "State")" for the deferral of sales tax related to the construction of the Premises pursuant to RCW Chapter 82.63 (the "Sales Tax Deferral Program"). Pursuant to the Sales Tax Deferral Program, following the completion of the Tenant Improvements, the State will conduct an audit and determine the final amount of the sales tax which may be deferred. The State may conduct subsequent audits for seven (7) years following the calendar year in which the Premises are certified by the State as "operationally complete". The Sales Tax Deferral Program requires the economic benefit of the savings in sales tax be passed through to Tenant. If a subsequent audit of Tenant's use of the Premises discloses a change in the portion of the Premises used by Tenant for "qualified research and development" for purpose of the Sales Tax Deferral Program, the State may require that all or a portion of the sales tax previously deferred be repaid, together with interest retroactive to the date of the original deferral.

               (b) When the State has determined the final amount of the sales tax which may be deferred pursuant to the Sales Tax Deferral Program (the "Tax Credit"), Tenant shall provide Landlord with written notice of such amount. An amount equal to the Tax Credit shall be deducted from the amount of the Cash Allowance. If the application for a tax deferral is accepted and a sales and use tax deferral certificate is issued by the State, then so long as repayment is not required under RCW 82.63.045 or any other statute or regulation, Landlord agrees to grant Tenant an annual credit ("Tax Rent Credit") against Rent during Lease Years 2 through 8 in an amount equal to the percentage of the tax deferral that is no longer subject to recapture as of the beginning of such year. The Tax Rent Credit applicable to any Lease Year shall be divided into twelve (12) equal amounts and credited against Rent due in each month of the following Lease Year. For example, if the total tax deferral is $120,000 and as of the last day of the first Lease Year twelve and one-half percent (12.5%) of the tax is no longer subject to recapture, the total Tax Rent Credit in the second Lease Year would be $15,000 or $1,250 per month. If the statutory schedule for the tax deferral is extended, then the schedule for the Tax Rent Credit shall be adjusted to conform to the longer deferral period.

               (c) Tenant acknowledges that all or a portion of the deferred taxes may be required to be paid if the use of the Premises ceases to qualify for the tax deferral. In the event the state and local sales and use taxes are deferred, and if for any reason, any part of the taxes so deferred is subsequently required to be paid, then Tenant shall promptly reimburse Landlord for the total amount of taxes that

Landlord is required to pay, together with any penalties, interest or other charges that are or become due in connection with such taxes. Tenant shall indemnify, defend and hold harmless Landlord from any and all costs, expenses and claims arising out of or related to any deferral of state and local sales and use taxes for the Tenant Improvements.

               (d) Tenant may conduct a good faith contest of any such determination by the State in accordance with appropriate administrative procedures so long as payment of the amount claimed by the State is stayed during the conduct of the contest. If Tenant desires to dispute the amount claimed by the State to be due but payment of such amount is not stayed during the conduct of the proceedings, Tenant shall pay the amount due but at Tenant's request, Landlord shall pay the amount claimed by the State under protest.

        14.29 Abandonment of Premises. If Tenant vacates or abandons all or a material portion of the Premises (even if Tenant continues to pay Rent) and does not resume occupancy of the entire Premises within six (6) months thereafter, then Landlord may elect to terminate this Lease as to the vacated or abandoned portion of the Premises by giving Tenant written notice of such termination, and such termination shall be effective sixty (60) days thereafter.

        14.30 Arbitration of Measurement Disputes. All disputes between Landlord and Tenant regarding application of the standards used, or the results of, a measurement under Section 1.1(d) shall be resolved through arbitration in
                        --------------
accordance with this Section 14.30. If either party objects to the measurement
                     -------------
calculations or application of the Measurement Standards under Section 1.1(d),
                                                               --------------
such party shall deliver within fifteen (15) Business Days after receipt of such measurement an arbitration demand. Within ten (10) days following delivery of an arbitration demand, the parties shall mutually select one (1) arbitrator who is a natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, who shall also be an architect, design or construction professional with at least ten (10) years experience in the Bellevue Class-A or higher office real estate market. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the AAA. Request for appointment shall be made in writing with a copy given to the other party. The arbitrator so selected shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below. The arbitrator shall state in writing his or her determination of the Net Rentable Area and Useable Area applying the Measurement Standards, supported by the reasons therefor, and shall deliver a copy to each party. The arbitrator shall complete its determination within ten
(10) Business Days after appointment. The decision of the arbitrator shall be final and binding upon the parties. Each party shall pay the fees and costs of its own counsel. The parties shall share the costs of the arbitrator. The arbitrator shall have no power to modify the provision of this Lease. If any arbitrator fails, refuses or is unable to act, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                LANDLORD:                  BELLEVUE HINES DEVELOPMENT, L.L.C.

                                           By:     /s/ Thomas D. Owens
                                               ------------------------------
                                           Name:   Thomas D. Owens
                                           Title:  Manager


                TENANT:                    ONYX SOFTWARE CORPORATION, a
                                           Washington corporation

                                           By:     /s/ Amy Kelleran
                                              -------------------------------
                                           Name:   Amy Kelleran
                                                -----------------------------
                                           Title:  Corporate Controller and
                                                 ----------------------------
                                                   Asst. Secretary
                                                 ----------------------------

Tenant must initial Section 11(a) and both parties must initial Basic Lease Information Sheet.


STATE OF TEXAS            )
                          ) ss.
COUNTY OF HARRIS          )
          ------

         On this 23rd day of June, 2000, before me, a Notary Public in and for the State of Texas, personally appeared Thomas D. Owens, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Manager of BELLEVUE HINES DEVELOPMENT, L.L.C. to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                  /s/ Deborah Emory
                                           ------------------------------------
                                           NOTARY PUBLIC in and for the State of
                                           Texas, residing at  Harris Co. Texas
                                                              -----------------
                                           My appointment expires  1/22/03
                                                                  -------------
                                           Print Name  Deborah Emory
                                                      -------------------------

STATE OF WASHINGTON                   )
         ------------------
                                      ) ss.
COUNTY OF KING                        )
          -----------------

         On this 6th day of June, 2000, before me, a Notary Public in and for the State of Washington, personally appeared Amy Kelleran, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Corporate Controller and Assistant Secretary of ONYX SOFTWARE CORPORATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                   /s/ Al Kimisky
                                           ------------------------------------
                                           NOTARY PUBLIC in and for the State
                                           of WA, residing at Onyx Software
                                                              -----------------
                                           Corporation
                                           -----------
                                           My appointment expires   8/28/02
                                                                  -------------
                                           Print Name     Al Kimisky
                                                      -------------------------

                            FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 20th day of June, 2000, by and between BELLEVUE HINES DEVELOPMENT, LLC, a Delaware limited liability company ("Landlord"), and ONYX SOFTWARE CORPORATION, a Washington corporation ("Tenant"), with reference to that certain Lease (as defined below) covering certain premises located in the One Twelfth @ Twelfth project in Bellevue, Washington.

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Office Building Lease dated as of June 6, 2000 (the "Lease") pursuant to which Tenant leased certain space in the East Building and South Building. Capitalized terms used herein shall have the meanings given in the Lease.

     B. Landlord and Tenant now wish to modify certain provisions of the Lease and provide for substitution of Exhibit F to the Lease.
                                 ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

     1.   Modification of Section 4.4.2(n).  The following provision shall fully
                          ----------------
replace and supercede Section 4.4.2(n) of the Lease:
                      ----------------
               (n) If Tenant is paying separately for parking privileges in the Garage, parking management fees and costs incurred for day-to-day operation of parking assist or valet parking programs (but all other operating expenses associated with the Garage, including without limitation, utilities, maintenance and Real Property Taxes, shall be included in Operating Costs).

     2.   Modification of Section 10.1.  The following provision shall fully
                          ------------
replace and supercede Section 10.1 of the Lease:
                      ------------

               10.1 Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Project and to each mortgage, deed of trust or other financing or security agreement which may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the
          "Senior Instruments").  This Section 10.1 shall be self-operative and
                                       ------------
          no further instrument of subordination need be required by any lessor or any holder or beneficiary of any Senior Instrument (collectively, the "Senior Parties"). Promptly following execution hereof and thereafter upon request of any Senior Party, Tenant, Landlord and any Senior Party shall execute promptly any certificate or instrument in any reasonable form required by any Senior Party including but not limited to a subordination, nondisturbance and attornment agreement ("SNDA") in substantially the form attached hereto as Exhibit F, to confirm such subordination and non-disturbance
                    ---------
          (provided such form includes a nondisturbance provision substantially similar to that set forth in Paragraph 2 of Exhibit F). Tenant shall
                                       -----------    ---------
          deliver the same to Landlord within ten (10) days following receipt thereof.

     3.   Substitute Exhibit F.  Substitute Exhibit F attached hereto and
                     ---------              ---------
incorporated herein by this reference does hereby fully supercede and replace

Exhibit F attached to the Lease.
---------

     4. Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

     5. No Further Amendment. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

     6. Entire Agreement. This Amendment reflects the entire agreement of the parties with respect to amending the terms of the Lease and this Amendment supersedes any and all correspondence and oral agreements between the parties hereto regarding the amendment of the Lease which are prior in time to this Amendment. With respect to the subject matter hereof, neither party will be bound by any understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

     7. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in triplicate originals as of the day and year first above written.



     LANDLORD:                     BELLEVUE HINES DEVELOPMENT, LLC,
                                   a Delaware limited liability company



                                   By: /s/ Thomas D. Owens
                                       -----------------------------------------
                                   Name:  Thomas D. Owens
                                   Title:  Manager


     TENANT:                       ONYX SOFTWARE CORPORATION.
                                   a Washington corporation



                                   By: /s/ Amy Kelleran
                                       -----------------------------------------
                                   Name:  Amy Kelleran
                                   Title: Corporate Controller & Assistant
                                          Secretary

Attachment:
----------
  Exhibit F - Substitute Form of Subordination, Nondisturbance and Attornment Agreement


STATE OF TEXAS           )
                         ) ss.
COUNTY OF HARRIS         )

     On this 23rd day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared Thomas D. Owens, to me known as, or providing satisfactory evidence that he is the Manager of BELLEVUE HINES DEVELOPMENT, LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                              /s/ Deborah Emory
                              --------------------------------------------------
                              NOTARY PUBLIC in and for the State of Texas
                              residing at Harris Co., Texas
                              My commission expires 1-22-03
                              Print Name: Deborah Emory

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     On this 20th day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Amy Kelleran, to me known as, or providing satisfactory evidence that he/she is the Corporate Controller of ONYX SOFTWARE CORPORATION, a Washington corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                              /s/ Jennifer Whitehouse
                              --------------------------------------------------
                              NOTARY PUBLIC in and for the State of
                              Washington residing at King County
                              My commission expires January 17, 2001
                              Print Name: Jennifer Whitehouse

                                   EXHIBIT F

                     FORM OF SUBORDINATION, NONDISTURBANCE
                           AND ATTORNMENT AGREEMENT


     This Agreement is made and entered into as of this ____ day of _________, ____, by and among FLEET NATIONAL BANK, as successor by merger to BankBoston, N.A., a national banking association (hereinafter called the "Lender") as administrative agent for itself and the other Lenders who become parties to a certain Construction and Term Loan Agreement dated June 30, 1999, ONYX SOFTWARE CORPORATION (hereinafter called the "Tenant") and BELLEVUE HINES DEVELOPMENT, LLC (hereinafter called the "Landlord").

                                  WITNESSETH:

     WHEREAS, Landlord owns certain real Property located in King County, Washington, and more particularly described in Exhibit A attached hereto and
                                               ---------
made a part hereof (said Property being hereinafter called the "Property"); and

     WHEREAS, Landlord and Tenant made and entered into that certain Office Building Lease, dated _____________, with respect to certain premises constituting a portion of the property therein described (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"); and

     WHEREAS, as of June 30, 1999, Landlord has entered into and delivered that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement in favor of Lender recorded in the King County Recorder's Office prior to the recording of this Agreement (said Deed of Trust, Assignment of Leases and Rents and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

     WHEREAS, as of June 30, 1999, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Lender recorded in the King County Recorder's Office prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

     1. Estoppel. Tenant hereby certifies to Lender that (i) the Lease, as described above, is the true, correct and complete Lease, and has not been modified or amended and constitutes the entire agreement between Landlord and Tenant, and (ii) as far as is known to

Tenant, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease and/or allow Tenant to terminate the Lease.

     2. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in case Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which Tenant might then have against any prior lessor; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent which shall not be unreasonably withheld; or (f) bound by any consent by any lessor under the Lease to any assignment or sublease of the lessee's interest in the Lease made without also obtaining Lender's prior written consent which shall not be unreasonably withheld; or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender.

     3. Attornment. Unless the Lease is terminated in accordance with paragraph 2, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

     4. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed (including, without limitation, the casualty and condemnation provisions of the Lease, which are hereby specifically subordinated to the Security Deed) and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

     5. Assignment of Leases. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges: (a) that under the provisions of the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Assignment of Leases.

     6. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

                    Fleet National Bank
                    100 Federal Street
                    Boston, Massachusetts 02110
                    Attn:  James L. Keough, Real Estate Division
                    and
                    Goulston & Storrs P.C.
                    400 Atlantic Avenue
                    Boston, Massachusetts  02110
                    Attn:  James H. Lerner, Esquire

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at the Leased Premises.

     7. No Further Subordination. Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

     8. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

     9. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed or the Assignment of Leases.

     10. Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

     11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     12. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the

Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder or to those instances in which the lessor's consent is not required under the Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                    TENANT:

                    ONYX SOFTWARE CORPORATION, a Washington corporation



                    By: ________________________________________________________
                    Title: _____________________________________________________

                    LENDER:

                    FLEET NATIONAL BANK, successor by merger to BankBoston, a national banking association, as agent



                    By: ________________________________________________________
                    Title: _____________________________________________________


                    LANDLORD:

                    BELLEVUE HINES DEVELOPMENT, LLC,
                    a Delaware limited liability company

                    By: ________________________________________________________
                    Name:  Thomas D. Owens
                    Title:  Manager

[CREATE AND INSERT NOTARY BLOCK FOR TENANT]

COMMONWEALTH OF MASSACHUSETTS    (S)

COUNTY OF _______________      (S)

     The foregoing instrument was acknowledged before me on the _____ day of _________________, ______, by ______________________, ___________________ of
FLEET NATIONAL BANK, successor by merger to BankBoston, N.A., a national banking association, on behalf of said association.


                                    ____________________________________________
                                    Notary Public In And For The
                                    Commonwealth Of Massachusetts
                                    Printed Name _______________________________
                                    My commission expires:______________________

STATE OF TEXAS    (S)

COUNTY OF ________  (S)

     On this _____ day of _____, _______, before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared Thomas D. Owens, to me known as, or providing satisfactory evidence that he is the Manager of BELLEVUE HINES DEVELOPMENT, LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute said instrument.

     WITNESS


                                    ____________________________________________
                                    Notary Public in and for the
                                    State of ___________________________________
                                    Printed Name : _____________________________
                                    My Commission Expires:______________________